UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e) (2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Sec. 240.14a -12

XL CAPITAL LTD

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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   XL CAPITAL LTD

   NOTICE OF ANNUAL GENERAL MEETING OF HOLDERS OF CLASS A ORDINARY SHARES
   TO BE HELD ON APRIL 29, 2005

Hamilton, Bermuda

March 24, 2005

TO THE HOLDERS OF CLASS A ORDINARY SHARES OF XL CAPITAL LTD:

Notice is hereby given that the Annual General Meeting of holders (the “Shareholders”) of Class A Ordinary Shares of XL CAPITAL LTD (the “Company”) will be held at the Executive Offices of the Company, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda, on Friday, April 29, 2005 at 8:30 a.m. local time for the following purposes:

1.	To elect four Class I Directors to hold office until 2008;

2.	To ratify the appointment of PricewaterhouseCoopers LLP, New York, New York, to act as the independent auditors of the Company for the year ending December 31, 2005;

3.	To approve the amendment and restatement of the Company’s 1991 Performance Incentive Program; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only Shareholders of record, as shown by the transfer books of the Company at the close of business on March 14, 2005, are entitled to receive notice of and to vote at the Annual General Meeting.

PLEASE VOTE YOUR PROXY BY TELEPHONE, INTERNET OR MAIL AS DIRECTED ON THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOUR SHARES WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED IN THE PROXY STATEMENT. IF NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 IN THE PROXY.

By Order of The Board of Directors,

/s/ Kirstin R. Gould

Kirstin Romann Gould
Secretary

XL CAPITAL LTD

PROXY STATEMENT

FOR

THE ANNUAL GENERAL MEETING OF HOLDERS OF CLASS A ORDINARY SHARES

TO BE HELD ON APRIL 29, 2005

The accompanying proxy is solicited by the Board of Directors of XL CAPITAL LTD (the “Company”) to be voted at the Annual General Meeting of holders (the “Shareholders”) of the Company’s Class A Ordinary Shares (the “Shares”) to be held on April 29, 2005 and any adjournments thereof.

When such proxy is properly executed and returned, the Shares of the Company it represents will be voted at the meeting on the following: (1) the election of the four nominees for Class I Directors identified herein; (2) the ratification of the appointment of PricewaterhouseCoopers LLP, New York, New York (the “Auditors”), to act as the independent auditors of the Company for the year ending December 31, 2005; (3) the approval of the amendment and restatement of the Company’s 1991 Performance Incentive Program; and (4) such other business as may properly come before the meeting or any adjournments thereof.

Any Shareholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to the Secretary of the Company in writing, by voting in person at the Annual General Meeting or by execution of a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken.

Shareholders of record as of the close of business on March 14, 2005 will be entitled to vote at the meeting. As of March 14, 2005, there were 139,735,029 outstanding Shares entitled to vote at the meeting, with each Share entitling the holder of record on such date to one vote (subject to certain limitations set forth in the Company’s Articles of Association—see “Beneficial Ownership”).

This Proxy Statement, the attached Notice of Annual General Meeting and the accompanying proxy card are first being mailed to Shareholders on or about March 24, 2005.

Other than the approval of the minutes of the 2004 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the Notice of Meeting. If any such matter comes before the meeting, including any Shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

Directors will be elected at the Annual General Meeting by a majority of the votes cast at the meeting by the holders of Shares represented in person or by proxy at the meeting, provided there is a quorum (consisting of holders of at least fifty percent (50%) of the outstanding Shares being present in person or by proxy). Ratification of the appointment of the Auditors referred to in Item 2 and the approval of the other matters referred to in Items 3 and 4 above will be by similar vote.

BENEFICIAL OWNERSHIP

The following table lists the beneficial ownership of each person or group that, as of the most recent practicable date, owned, to the Company’s knowledge, more than 5% of the Company’s Shares outstanding. There were 139,031,341 Shares outstanding as of March 1, 2005. The table is based upon information contained in filings with the Securities and Exchange Commission (the “SEC”).

	Amount and Nature
Name and Address of Beneficial Owner	of Beneficial Ownership (1)	Percent of Class

Capital Research and Management Company	17,861,410	12.8%
333 South Hope Street, Los Angeles, CA 90071
Franklin Resources, Inc.	11,454,385	8.3%(2)
One Franklin Parkway, San Mateo, CA 94403
AXA Assurances I.A.R.D. Mutuelle, AXA Assurances	9,539,314	6.9%
Vie Mutuelle and AXA Courtage Assurance Mutuelle,
26, rue Drouot, 75009, Paris, France; AXA, 25, avenue
Matignon, 75008, Paris, France; AXA Financial, Inc.,
1290 Avenue of the Americas, New York, NY 10104
Barrow, Hanley, Mewhinney & Strauss, Inc.	8,771,192	6.33%
One McKinney Plaza, 3232 McKinney Avenue,
15th Floor, Dallas, TX 75204-2429
Templeton Global Advisors Limited	7,775,296	5.6%(2)
Lyford Cay, P.O. Box N-7759 Nassau, Bahamas

(1)
Each Share has one vote, except that if, and so long as, the Controlled Shares (as hereinafter defined) of any person constitute 10% or more of the issued Shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power of approximately 10%, pursuant to a formula specified in the Company’s Articles of Association. “Controlled Shares” include, among other things, all Shares that a person (defined) is deemed to beneficially own directly, indirectly or constructively (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 or Section 958 of the Internal Revenue Code of 1986, as amended).

(2)
Represents 5.6% of the 8.3% Shares beneficially owned by Franklin Resources, Inc. through an investment advisory subsidiary, Templeton Global Advisors Limited (“Templeton”), as to which Templeton possesses sole power to vote 7,774,026 Shares and the sole power to dispose of 7,775,296 Shares.

BOARD OF DIRECTORS

The Company’s Articles of Association provide that the Board of Directors (sometimes referred to herein as the “Board”) shall be divided into three classes designated Class I, Class II and Class III, each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors.

The term of office for each Director in Class I expires at the Annual General Meeting in 2005; the term of office for each Director in Class II expires at the Annual General Meeting in 2006; and the term of office for each Director in Class III expires at the Annual General Meeting of the Company in 2007. At each Annual General Meeting the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual General Meeting to be held in the third year following the year of their election.

In 2004, there were six meetings of the Board and all incumbent Directors attended at least 75% of such meetings and of the meetings held by all committees of the Board of which they were a member. Formal meetings of the Board and Board committees are supplemented periodically by informational meetings. In 2004, two such informational meetings of the Board were held. The Company expects Directors to attend the Annual General Meeting, and thirteen Directors attended the Annual General Meeting of Shareholders in 2004.

In connection with each regularly scheduled meeting of the Board, the non-management Directors meet in executive session without any member of management in attendance. In addition, the independent directors of the Board meet as a group at least annually. Mr. Loudon and, in his absence, Mr. Weiser were selected by the independent Directors to preside at such executive sessions of the Board. The Board considers annually the selection of the independent Director to preside at executive sessions of non-management Directors.

Independence Standards

The Board has adopted categorical standards to assist it in making determinations as to whether Directors have any material relationships with the Company for purposes of determining independence under the listing standards of the New York Stock Exchange (the “NYSE”) . The standards are attached as Appendix A to this Proxy Statement. The Board of Directors determined in March 2005 that each of the Directors other than Messrs. Esposito and O’Hara are independent in accordance with such categorical standards.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s Directors, officers (including the Chief Executive Officer) and employees. The Company has also adopted a Code of Ethics for XL Senior Financial Officers applicable to the Company’s chief financial officer, controller and other persons performing similar functions. The Company will post on its website any waiver under the Code of Business Conduct and Ethics or the Code of Ethics for XL Senior Financial Officers granted to any of its Directors or executive officers.

Website Access to Governance Documents

The Company’s Director Independence Standards, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for XL Senior Financial Officers, the charters for the Audit Committee, Compensation Committee and Nominating & Governance Committee, and other Company ethics and governance materials are available free of charge on the Company’s website at www.xlcapital.com or by writing to Investor Relations, XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda.

Committees

The Board has established an Audit Committee, a Compensation Committee, a Nominating & Governance Committee, a Finance Committee and a Public Affairs Committee. The Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Public Affairs Committee consist solely of independent directors as independence for such members is defined in the listing standards of the NYSE and the rules of the SEC.

Audit Committee

The Audit Committee’s primary purpose is to assist in the Board’s oversight of the integrity of the Company’s financial statements, including its system of internal controls, the independent auditor’s qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. Messrs. Thornton (Chairman), Comey, McQuade, Rance, Senter and Dr. Thrower comprise the Audit Committee. The Audit Committee met six times during 2004 and held eleven informational meetings in 2004. The Board has determined that each of Messrs. McQuade, Senter and Thornton serve as an “audit committee financial expert” (as that term is defined in the rules of the SEC).

Compensation Committee

The Compensation Committee reviews the performance and compensation of the Chairman, the Chief Executive Officer and other senior executives and has overall responsibility for approving and evaluating compensation and benefit plans of the Company. Messrs. Comey (Chairman), Glauber, Loudon and Weiser comprise the Compensation Committee. The Compensation Committee met six times during 2004 and held one informational meeting in 2004.

Nominating & Governance Committee

The Nominating & Governance Committee makes recommendations to the Board as to nominations for the Board and Board committee memberships and compensation for Board and Board committee members, as well as structural, governance and procedural matters. The Nominating & Governance Committee also reviews the performance of the Board and the Company’s succession planning. Messrs. Weiser (Chairman) and Loudon and Drs. Parker and Thrower comprise the Nominating & Governance Committee. The Nominating & Governance Committee met six times during 2004.

Identifying and Evaluating Nominees

The Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. When the Board determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating & Governance Committee utilizes third-party search firms and considers recommendations from Board members, management and others, including Shareholders. In general, the Nominating & Governance Committee looks for new members possessing superior business judgment and integrity who have distinguished themselves in their chosen fields of endeavor and who have knowledge or experience in the areas of insurance, reinsurance, financial services or other aspects of the Company’s business, operations or activities.

Nominees Recommended by Shareholders

The Nominating & Governance Committee will consider, for director nominees, persons recommended by Shareholders who may submit recommendations to the Nominating & Governance Committee in care of the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. To be considered by the Nominating & Governance Committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. Nominees for Director who are recommended by Shareholders to the Nominating & Governance Committee will be evaluated in the same manner as any other nominee for Director. Nominations by Shareholders may also be made at an Annual General Meeting of Shareholders in the manner set forth under “Shareholder Proposals for 2006 Annual General Meeting.”

Finance Committee

The Finance Committee establishes and recommends the financial policies of the Company and reviews the Company’s capital structure and management, issuances of securities, dividend policy, mergers, acquisitions and divestitures, significant strategic investments, overall investment policy and performance, and annual business plan and budget. Messrs. Loudon (Chairman), Esposito, Glauber, O’Hara, Senter, Thornton and Weiser and Dr. Parker comprise the Finance Committee. The Finance Committee met six times during 2004 and held one informational meeting in 2004.

Public Affairs Committee

The Public Affairs Committee reviews the Company’s policies and programs that relate to public issues of significance to the Company and the public at large, the Company’s relationship with external constituencies and the non-financial issues that impact the Company. The Public Affairs Committee also oversees the Company’s program of charitable giving. Messrs. Rance (Chairman) and Weiser and Dr. Parker comprise the Public Affairs Committee. The Public Affairs Committee met one time during 2004.

Communications with Members of the Board of Directors and its Committees

Shareholders and other interested persons may communicate directly with one or more Directors (including the presiding Director or all non-management directors as a group) by writing to them in care of the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda and should specify the intended recipient(s). All such communications will be forwarded to the appropriate Director(s) for review, other than communications which are advertisements or other commercial solicitations or communications.

Director Compensation

During 2004, all Directors (except for the Chairman of the Board and Directors who are also employees of the Company) received an annual fee of $50,000, plus $3,000 per meeting, including informational meetings. Committee Chairmen also received an additional annual fee of $5,000, and all committee members received an attendance fee of $1,500 per meeting and informational meeting. Prior to the beginning of each calendar year, Directors may elect to defer all or part of the Board annual retainer in increments of 10%. Deferred payments are credited in the form of share units, calculated by dividing 110% of the deferred payment by the market value of the Company’s Shares on the date the fees would otherwise be paid, in accordance with the terms of the Company’s Directors Stock & Option Plan, as amended and restated. Alternatively, Directors may elect to receive their annual retainers in the form of Shares having a value equal to their annual fees.

The following Directors elected to defer all or a portion of their annual retainer for calendar year 2004:

		Share
	Amount	Units
Directors	Deferred	Credited

Ronald L. Bornhuetter	$50,000	654.88
Dale Comey	$50,000	654.88
Robert S. Parker	$25,000	327.44
John Thornton	$50,000	654.88
Ellen E. Thrower	$25,000	327.44

On April 30, 2004, all non-employee Directors were granted 2,500 options exercisable at $76.35 per Share (the fair market value on April 30, 2004) pursuant to the terms of the Company’s Directors Stock & Option Plan, as amended and restated, and 1,000 restricted shares, which vest on the first anniversary of grant. In addition, under the Company’s Stock Plan for Non-employee Directors (the “Stock Plan”), as of the day of each year that annual retainer fees are paid, Share units are credited to the account of each non-employee Director. The number of Share units credited each year is equal to the annual retainer fee divided by the fair market value of a Share on the date the units are credited. Dividends are credited as additional Share units. Benefits under the Stock Plan will be distributed in the form of Shares following termination of a non-employee Director’s service on the Board.

Mr. Esposito’s annual compensation as Chairman of the Board with respect to 2004 was comprised of a salary of $750,000, a cash bonus of $1,300,000, pension contributions of $75,000, a grant of 100,000 options at an exercise price of $75.48 per Share and a grant of 15,000 shares of restricted stock.

Under the terms of an agreement entered into in connection with the acquisition in 1999 of NAC Re Corporation (“Nac Re”) by the Company, Mr. Bornhuetter, who had been Chairman of the Board and Chief Executive Officer of Nac Re and who was a director of the Company from June 1999 to April 30, 2004, receives a supplemental pension of $162,892 per year, which commenced in August 1999, for his lifetime and, upon his death, 50% of that amount per year will be received by his surviving spouse for her lifetime. In addition, the agreement provides that Mr. Bornhuetter is entitled to the continuance of certain insurance benefits.

Director Share Ownership Guidelines

The Board of Directors revised the Company’s stock ownership guidelines for Directors at its January 2004 board meeting. The guidelines require that, within three years of becoming a Director, each Director beneficially own Shares, options or Share units (or any combination thereof) with a value of at least $200,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC and the NYSE reports on Forms 3, 4 and 5 concerning their ownership of the Shares and other equity securities of the Company.

The Company believes that all of its officers and Directors and those greater-than-10% Shareholders that filed any reports, filed all of such reports on a timely basis during the year ended December 31, 2004 with the exception of one Form 4 filing for Mr. Loudon that was filed after the due date.

I. ELECTION OF DIRECTORS

At the Annual General Meeting, four Class I Directors are to be elected to hold office until the 2008 Annual General Meeting of Shareholders. All of the nominees are currently serving as Directors and were appointed or elected in accordance with the Company’s Articles of Association. On March 8, 2005, Mr. Jeanbart, a director since 1998, informed the Company that he would not be standing for re-election as a Director at the forthcoming Annual General Meeting.

Unless authority is withheld by the Shareholders, it is the intention of the persons named in the enclosed proxy to vote for the nominees listed below. All of the nominees have consented to serve if elected, but if any becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, principal occupation and other information concerning each Director is set forth below.

Your Board of Directors recommends that Shareholders vote FOR the nominees.

NOMINEES FOR WHOM PROXIES WILL BE VOTED

Nominees for Class I Directors for terms to expire in 2008:

Michael P. Esposito, Jr., age 65, has been Chairman of the Board since 1995 and a Director of the Company since 1986. Mr. Esposito has served as a director of Annuity and Life Re (Holdings), Ltd. since 1998, Forest City Enterprises since 1995 and Primus Guaranty, Ltd since 2002. Mr. Esposito was Co-Chairman of Inter-Atlantic Capital Partners, Inc. from April 1995 to December 2000. Mr. Esposito served as Chief Corporate Compliance, Control and Administrative Officer of the Chase Manhattan Corporation from 1991 to 1995, having previously served as that company’s Executive Vice President and Chief Financial Officer from 1987 to 1991.

Robert R. Glauber, age 66, has been a Director of the Company since 1998. Mr. Glauber has been the Chairman and Chief Executive Officer of The National Association of Securities Dealers, Inc. since November 2000. Mr. Glauber is a director of Moody’s Corporation, Inc. and The National Association of Securities Dealers, Inc. Mr. Glauber formerly was the Under Secretary at the U.S. Treasury Department and a director of various Dreyfus Corp. investment funds and the Federal Reserve Bank of Boston. Mr. Glauber was a Lecturer at the John F. Kennedy School of Government at Harvard University from 1992 to 2000 and was also a Professor of Business Administration at the Harvard Business School.

Cyril Rance, age 70, has been a Director of the Company since 1990. Mr. Rance served as President and Chief Executive Officer of the Bermuda Fire & Marine Insurance Co. Ltd. from 1985 to 1990. Mr. Rance has also had a long and varied career in civic and government service. Mr. Rance also serves as a director of several investment, real estate, shipping and insurance companies located in Bermuda.

Ellen E. Thrower, age 58, has been a Director of the Company since 1995. Dr. Thrower has been Executive Director and Professor of Risk Management and Insurance at The School of Risk Management at The Tobin College of Business at St. John’s University since 2001. Dr. Thrower is also President Emeritae of The College of Insurance, where she served as President and Chief Executive Officer from 1988 to 2001.

DIRECTORS WHOSE TERMS OF OFFICE DO NOT EXPIRE AT THIS MEETING

Class II Directors, whose terms expire in 2006:

Dale R. Comey, age 64, has been a Director of the Company since 2001. Mr. Comey is a director of St. Francis Hospital and Medical Center. He was Executive Vice President at the corporate headquarters of the ITT Corporation from 1990 to 1996, where he was responsible for directing the operations of several ITT business units, including ITT Hartford and ITT Financial Corporation.

Brian M. O’Hara, age 56, has been President and Chief Executive Officer of the Company since 1994 and a Director of the Company since 1986. He has also served as Chairman of XL Insurance (Bermuda) Ltd since December 1995.

John T. Thornton, age 67, has been a Director of the Company since 1988. Mr. Thornton is the Chairman of JT Investments Inc., a property and investment company he founded in 1999. He has also been a director of Arcadia Resources, Inc. since June 2004. Mr. Thornton served as Executive Vice President and Chief Financial Officer of Wells Fargo & Company (formerly Norwest Corporation) from 1967 to 1998. Mr. Thornton also served as Executive Vice President and Financial Executive of Wells Fargo & Company from December 1998 until November 1999.

John W. Weiser, age 73, has been a Director of the Company since 1986. Mr. Weiser has served as the Chairman of the Board of The Graduate Theological Union since May 1999. He served as a director of Prevalent Power from August 2003 to December 2004, GRX Technologies Inc. from 2000 to 2003 and as a director of Fremont Group Inc. from 1986 to 2002. Mr. Weiser also served as Senior Vice President and director of Bechtel Group, Inc. from 1980 to 1998.

Class III Directors whose terms expire in 2007:

John Loudon, age 69, has been a Director of the Company since 1992. Mr. Loudon has been Chairman of Caneminster Ltd., a British investment company since June 1988. Mr. Loudon serves as a director of GEMS Oriental & General Fund Limited and GEMS Oriental & General Fund II Limited. Previously, Mr. Loudon was a managing director of N.M. Rothschild & Sons from 1970 to 1988 and the Chairman of Warrier International Limited from 1988 to 1991. Mr. Loudon also served as a director of Exel Group plc from 1992 to 2004 and Derby Trust plc from 1989 to 2003.

Robert S. Parker, age 67, has been a Director of the Company since 1992. Dr. Parker is currently Dean Emeritus and the Robert S. Parker Chaired Professor since 1986 of the McDonough School of Business at Georgetown University. He served as Dean of the School of Business Administration at Georgetown University from 1986 to 1997. Dr. Parker has been a director of Middlesex Mutual Assurance Company since 1988.

Alan Z. Senter, age 63, has been a Director of the Company since 1986. Mr. Senter is the Chairman of AZ Senter Consulting LLC, a financial advisory firm he founded in 1993. Mr. Senter served as Executive Vice President and Chief Financial Officer of Verizon Communications, Inc. (formerly NYNEX Corporation) from 1994 to 1997and served as a director and Executive Vice President and Chief Financial Officer of International Specialty Products at such company from 1992 to 1994. Mr. Senter previously served as the Vice President and Senior Financial Officer of Xerox Corporation from 1989 to 1992. Mr. Senter also serves as a director of the U.S. Army Science Board and the Theater Development Fund.

Eugene M. McQuade, age 56, has been a Director of the Company since July 2004. Mr. McQuade has been President and Chief Operating Officer of Freddie Mac since September 2004 and a director of Freddie Mac since November 2004. Mr. McQuade was President of Bank of America Corporation from April 2004 to June 2004. He previously had been President and Chief Operating Officer at FleetBoston Financial Corporation from 2002 to March 2004. Mr. McQuade served as Vice Chairman and Chief Financial Officer of FleetBoston Financial Corporation from 1997 to 2002. He also served as a director of FleetBoston Financial Corporation from 2003 until April 2004 (when FleetBoston Financial Corporation merged into Bank of America Corporation). Mr. McQuade is a Certified Public Accountant and a member of the American Institute of Certified Public Accountant and the Financial Services Roundtable.

EQUITY SECURITIES OWNED BENEFICIALLY AS OF MARCH 1, 2005

The following table lists the beneficial ownership as of March 1, 2005 of the Shares of the Company by each Director and each named executive officer of the Company and all Directors and executive officers of the Company as a group. There were 139,031,341 Shares outstanding as of March 1, 2005.

	Number of	Exercisable
Name of Beneficial Owner	Shares	Options (1)	Total (2)

Dale Comey	4,050	17,500	21,550
Jerry M. de St. Paer	22,500	110,000	132,500
Michael P. Esposito, Jr.	196,824	279,989	483,562
Paul S. Giordano	37,500	252,200	289,700
Robert R. Glauber	14,558	33,099	47,657
Christopher V. Greetham (3)	35,700	200,000	235,700
Paul Jeanbart (4)	131,127	31,566	162,693
Henry C. V. Keeling (5)	104,601	224,583	329,184
John Loudon	9,100	33,500	42,600
Fiona E. Luck	45,385	215,000	260,044
Eugene M. McQuade	3,712	5,000	8,712
Brian M. O’Hara (6)	431,618	1,015,523	1,421,241
Robert S. Parker	10,505	33,500	44,005
Cyril Rance	14,600	33,500	48,100
Alan Z. Senter	13,331	30,731	44,062
John T. Thornton	30,010	30,792	60,802
Ellen E. Thrower	7,639	36,500	44,139
Clive R. Tobin (7)	33,750	196,500	230,250
John W. Weiser (8)	42,263	30,826	73,089
Directors and executive officers as a group including those named above (22 persons)	1,234,871	2,952,892	4,167,436

(1)	Shares underlying options that are exerciseable within 60 days of March 1, 2005.
(2)
To the Company’s knowledge, other than Mr. O’Hara, who beneficially owns approximately 1% of the outstanding Shares as of March 1, 2005, no Director or executive officer of the Company had a beneficial ownership in excess of one percent of the outstanding Shares as of that date. As a group, all Directors and executive officers of the Company had a beneficial ownership interest in approximately 3% of the outstanding Shares on the basis of the number of outstanding Shares as of March 1, 2005.

(3)	Includes 2,000 Shares that Mr. Greetham owns jointly with his wife.
(4)	Includes 125,644 Shares owned by Oryx Finance Limited in which Mr. Jeanbart has an indirect interest.
(5)	Includes 73,112 Shares that Mr. Keeling owns indirectly.
(6)	Includes 28,710 Shares that Mr. O’Hara owns indirectly.
(7)	Includes 1,650 Shares that Mr. Tobin owns indirectly.
(8)
Includes 7,000 options assigned to a family partnership. Does not include 8,500 shares held by a charitable foundation as to which Mr. Weiser has voting and/or investment power and as to which he disclaims beneficial ownership.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table shows the compensation of the Chief Executive Officer and the next six most highly compensated executive officers for services paid for or rendered with respect to the Company and its subsidiaries in all capacities for the Company’s last three fiscal years:

					Long-term Compensation
		Annual Compensation			Awards

				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Award(2)	Options(3)	Compensation(4)

Brian M. O’Hara	2004	$1,000,000	$1,800,000	$301,179	$1,509,600	200,000	$100,000
President and Chief	2003	$1,000,000	$0	$188,200	$0	185,000	$100,000
Executive Officer of the	2002	$1,000,000	$1,000,000	$131,525	$862,500	140,000	$200,000
Company
Jerry M. de St. Paer	2004	$537,500	$650,000	$226,447	$754,800	50,000	$100,000
Executive Vice President	2003	$475,000	$300,000	$218,336	$578,250	40,000	$77,500
and Chief Financial	2002	$400,000	$700,000	$361,254	$138,000	30,000	$110,000
Officer of the Company
Paul S. Giordano	2004	$525,000	$650,000	$207,467	$754,800	80,000	$82,500
Executive Vice President	2003	$437,500	$300,000	$198,750	$925,200	50,000	$93,750
and Chief Executive of	2002	$400,000	$500,000	$258,224	$480,340	40,000	$90,000
Financial Products and
Services Operations of
the Company
Christopher V. Greetham	2004	$437,500	$850,000	$74,454	$603,840	30,000	$83,750
Executive Vice President	2003	$386,250	$400,000	$111,540	$771,000	40,000	$78,625
and Chief Investment	2002	$345,000	$250,000	$87,161	$205,860	40,000	$59,500
Officer of the Company
Henry C. V. Keeling	2004	$590,617	$700,000	$0	$754,800	80,000	$11,150
Executive Vice President,	2003	$430,295	$0	$51,872	$925,200	45,000	$168,211
Global Head of Business	2002	$482,910	$500,000	$195,045	$345,000	40,000	$94,829
Services and Chief
Executive of Reinsurance
Operations of the
Company
Fiona E. Luck	2004	$537,500	$650,000	$162,230	$1,132,200	50,000	$83,750
Executive Vice President,	2003	$475,000	$300,000	$146,602	$925,200	40,000	$77,500
Global Head of Corporate	2002	$400,000	$550,000	$148,029	$686,200	40,000	$95,000
Services and Assistant
Secretary of the Company
Clive R. Tobin	2004	$518,750	$800,000	$488,052	$754,800	80,000	$103,968
Executive Vice President	2003	$425,000	$400,000	$527,185	$848,100	50,000	$41,875
and Chief Executive of	2002	$391,250	$400,000	$513,377	$511,875	40,000	$33,042
Insurance Operations of
the Company

(1)
Mr. O’Hara received $96,000 for housing expenses in each of fiscal years 2004, 2003 and 2002. Mr. O’Hara’s other annual compensation includes $168,818 and $85,732 for Mr. O’Hara’s personal travel on the Company’s corporate aircraft in fiscal years 2004 and 2003, respectively, based upon aggregate incremental cost to the Company. Mr. O’Hara’s other annual compensation for his personal travel on the Company’s corporate aircraft for fiscal year 2003 was previously disclosed at $31,960 based on the Internal Revenue Service’s formula. Mr. de St. Paer received $204,000 for housing expenses in fiscal year 2004 and $169,000 in each of fiscal years 2003 and 2002 and a relocation allowance of $80,000 in fiscal year 2002. Mr. Giordano received $180,000 for housing expenses in each of fiscal years 2004 and 2003 and $168,000 in fiscal year 2002. Mr. Greetham received $66,000 for housing expenses in each of fiscal years 2004, 2003 and 2002. Ms. Luck received $132,000 for housing expenses in each of fiscal years 2004, 2003 and 2002. Mr. Tobin received $108,188 for housing expenses in fiscal year 2004, $120,927 in fiscal years and 2003 and $120,000 in fiscal year 2002.

(2)
Messrs. O’Hara, de St. Paer, Giordano, Greetham, Keeling and Tobin and Ms. Luck were granted 20,000, 10,000, 10,000, 8,000, 10,000, 10,000 and 15,000 shares of restricted stock, respectively, in 2005 for 2004. Messrs. de St. Paer, Giordano, Greetham, Keeling and Tobin and Ms. Luck were granted 7,500, 12,000, 10,000, 12,000, 11,000, and 12,000 shares of restricted stock, respectively, in 2004 for 2003. Messrs. O’Hara, de St. Paer, Giordano, Greetham, Keeling and Tobin and Ms. Luck were granted 12,500, 2,000, 7,000, 5,000, 4,000, 5,000, and 4,000 shares of restricted stock, respectively, in 2003 for 2002. Each of these restricted stock grants vests 25% annually over four years from the date of grant. However, the vesting of the 2004 grants is also subject to achievement of certain performance targets. As of December 31, 2004, Messrs. O’Hara, de St. Paer, Giordano, Greetham, Keeling and Tobin and Ms. Luck held 12,625, 12,250, 21,875, 14,100, 17,250, 20,750, and 24,125 unvested shares of restricted stock, respectively, having a fair market value of $980,331, $951,213, $1,698,594, $1,094,865, $1,339,463, $1,611,238 and $1,873,306, respectively. Dividends will be paid on the unvested restricted stock if, and to the extent, paid on Shares generally.

(3)	Represents options granted in respect of compensation for the fiscal year indicated.

(4)	All other compensation relates to contributions to the Company’s pension plans.

OPTIONS GRANTED IN LAST FISCAL YEAR

The following table shows the options granted in the last fiscal year to the Chief Executive Officer and the next six most highly compensated executive officers of the Company together with the potential realizable value at assumed rates of return, as of March 1, 2005:

	Individual Grants

	Number of	% of
	Securities	Total Options
	Underlying	Granted to	Exercise
	Options	Employees In	or Base Price		Grant Date
Name and Principal Position	Granted (1)	Last Fiscal Year	(per share) (2)	Expiration Date	Present Value (3)

Brian M. O’Hara	183,864	9.9%	$88.00	March 5, 2014	$3,030,998
President and	1,136(5)			March 5, 2014	$18,727
Chief Executive Officer
of the Company (4)
Jerry M. de St. Paer	38,703	2.1%	$77.10	March 5, 2014	$756,017
Executive Vice President	1,297(5)			March 5, 2014	$25,335
and Chief Financial
Officer of the Company
Paul S. Giordano	48,703	2.7%	$77.10	March 5, 2014	$951,355
Executive Vice President	1,297(5)			March 5, 2014	$25,335
and Chief Executive of
Financial Products and
Services Operations of
the Company
Christopher V. Greetham	40,000	2.1%	$77.10	March 5, 2014	$781,352
Executive Vice President
and Chief Investment
Officer of the Company
Henry C. V. Keeling	45,000	2.4%	$77.10	March 5, 2014	$879,021
Executive Vice President,
Global Head of Business
Services and Chief
Executive of Reinsurance
Operations of the
Company
Fiona E. Luck	40,000	2.1%	$77.10	March 5, 2014	$781,352
Executive Vice President,
Global Head of Corporate
Services and Assistant
Secretary of the Company
Clive R. Tobin	50,000	2.7%	$77.10	March 5, 2014	$976,690
Executive Vice President
and Chief Executive of
Insurance Operations of
the Company

(1)	All options were granted under the Company’s 1991 Performance Incentive Program.

(2)	Market price at date of grant except with respect to Mr. O’Hara where the share price was set at the highest closing share price achieved in 2003.

(3)
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield – 2.54%; risk free rate – 3.00%; expected volatility – 27.0%; and expected lives – 6.0 years.

(4)	See also “Chief Executive Officer and Chairman’s Compensation” under “Report of the Compensation Committee on Executive Compensation” below.

(5)	Represents incentive stock options granted under the 1991 Performance Incentive Program.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table shows the options exercised during the last fiscal year by the Chief Executive Officer and the next six most highly compensated executive officers of the Company together with the number and value of unexercised options at December 31, 2004:

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In the
	Shares		Options at	Money Options
	Acquired	Value	December 31, 2004	at December 31, 2004
Name and Principal Position	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Brian M. O’Hara	42,360	$1,282,312	940,638 / 336,669	$23,162,872/$974,409
President and
Chief Executive Officer
of the Company (1)
Jerry M. de St. Paer	0	$0	74,165 / 80,835	$69,591/$240,809
Executive Vice President
and Chief Financial
Officer of the Company
Paul S. Giordano	0	$0	208,331 / 101,669	$2,344,294/$318,409
Executive Vice President
and Chief Executive
of Financial Products
and Services Operations
of the Company
Christopher V. Greetham	0	$0	165,000 / 85,000	$1,716,800/$310,400
Executive Vice President
and Chief Investment
Officer of the Company
Henry C. V. Keeling	0	$0	184,999 / 93,334	$981,291/$314,400
Executive Vice President,
Global Head of Business
Services and Chief Executive
of Reinsurance Operations
of the Company
Fiona E. Luck	0	$0	176,666 / 88,334	$2,129,800/$310,400
Executive Vice President,
Global Head of Corporate
Services and Assistant
Secretary of the Company
Clive R. Tobin	0	$0	154,000 / 100,000	$1,323,400/$318,400
Executive Vice President
and Chief Executive of
Insurance Operations of
the Company

(1)	See also “Chief Executive Officer and Chairman’s Compensation” under “Report of the Compensation Committee on Executive Compensation” below.

EMPLOYMENT AGREEMENTS OF NAMED EXECUTIVE OFFICERS AND
ACCELERATED VESTING UPON CHANGE IN CONTROL

Jerry de St. Paer Employment Agreement

The Company has entered into an employment agreement with one of its named executive officers, Jerry de St. Paer, to serve as Executive Vice President and Chief Financial Officer of the Company.

Mr. de St. Paer’s employment agreement provides for (i) a specified base salary which is subject to review for increase annually, (ii) an annual bonus pursuant to the Company’s incentive compensation plan as determined by the Compensation Committee and stock option and restricted share grants pursuant to the Company’s performance incentive program, (iii) reimbursement for or payment of certain travel, living and other expenses and (iv) the right to participate in such other employee or fringe benefit programs for senior executives as are in effect from time to time. The original term of Mr. de St. Paer’s employment agreement expired on March 1, 2004. However, the term was automatically extended for an additional one year period and will continue to be automatically extended for successive one year periods upon the expiration thereof unless the Company or Mr. de St. Paer provides written notice that the term is not to be extended at least three months prior to the then scheduled expiration date. Mr. de St. Paer has also agreed to certain confidentiality, non-competition and non-solicitation provisions.

Mr. de St. Paer’s agreement further provides that, in the event of the termination of his employment prior to the expiration date of the employment agreement (after giving effect to any extensions thereof) by reason of death or disability, Mr. de St. Paer (or in the case of death, Mr. de St. Paer’s spouse or estate) shall be entitled to receive his then current base salary through the end of the sixth month after the month in which his employment is terminated. Mr. de St. Paer (or his estate) shall be entitled to any annual bonus awarded but not yet paid and a bonus for the year of termination in an amount determined by the Compensation Committee (but not less than a pro rata portion of his targeted annual bonus for the year). Mr. de St. Paer (or his estate) shall also be entitled to accelerated vesting of his rights under any option or restricted share grants and pension plans.

In the event of termination of his employment without cause prior to a Change in Control (as defined in his employment agreement), Mr. de St. Paer will be entitled to his then current base salary through the date on which termination occurs, a cash lump sum payment equal to two times his then current base salary and one times the higher of (x) his targeted annual bonus for the year of termination and (y) the annual bonus actually awarded in the year immediately preceding the year of termination, any annual bonus earned or awarded but not yet paid and participation in employee benefit programs through the remainder of the term of his employment agreement.

If Mr. de St. Paer is terminated (i) by the Company without cause within the 24-month period following a Change in Control and, if the Change in Control is stockholder approval of an Event (as defined in his employment agreement), prior to a termination of the agreement to effect the Event (the “Post-Change Period”), (ii) by Mr. de St. Paer for Good Reason (as defined in his employment agreement) during the Post-Change Period; or (iii) in connection with or anticipation of a Change in Control within one year prior to the date on which a Change in Control occurs, he will be entitled to (i) his then current base salary through the date on which termination occurs, (ii) a cash lump sum payment equal to the sum of (x) two times his then current base salary and (y) two times the largest annual bonus awarded in the three years preceding the year in which the Change in Control occurs, provided that such bonus is at least equal to the targeted annual bonus for the year of such termination and (iii) an amount equal to the higher of (x) his annual bonus actually awarded in the year immediately preceding the year of the Change in Control and (y) his targeted annual bonus for the year of termination, pro rated by a fraction for the number of months or fraction thereof in which he was employed in the year of termination. Mr. de St. Paer will also be entitled to continued exercisability of stock options for three years after termination of employment and continued benefits for two years after termination of employment. In addition, Mr. de St. Paer will be entitled to gross-up payments in the event excise taxes on his payments or benefits are imposed on him under Section 280G of the United States Internal Revenue Code, as set forth in his employment agreement.

Employment Agreements of Paul S. Giordano, Henry C. V. Keeling, Fiona E. Luck and Clive R. Tobin.

The Company has also entered into employment agreements with the following named executive officers: Paul S. Giordano to serve as Executive Vice President, Chief Executive of Financial Products and Services Operations of the Company; Henry C.V. Keeling to serve as Executive Vice President, Global Head of Business Services and Chief Executive of Reinsurance Operations of the Company; Fiona E. Luck to serve as Executive Vice President,

Global Head of Corporate Services and Assistant Secretary of the Company; and Clive R. Tobin to serve as Executive Vice President and Chief Executive of Insurance Operations of the Company.

Each employment agreement provides for (i) a specified base salary which is initially as set forth in the Executive Compensation Summary Compensation Table and is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus pursuant to the Company’s incentive compensation plan as determined by the Compensation Committee, (iii) reimbursement for or payment of certain travel and other expenses and (iv) the right to participate in such other employee or fringe benefit programs for senior executives as are in effect from time to time. The original term of each executive’s employment is scheduled to expire on January 1, 2006 and will continue to be automatically extended for successive one year periods unless the Company or the executive provides written notice that the term is not to be extended at least six months prior to the then scheduled expiration date. Each executive has agreed to certain confidentiality, non-competition and non-solicitation provisions.

Each employment agreement further provides that, in the event of the termination of the executive’s employment prior to the expiration date of the employment agreement (after giving effect to any extensions thereof) by reason of death or disability, the executive (or in the case of death, the executive’s spouse or estate) shall be entitled to receive the executive’s then current base salary through the end of the six month period after the month in which the executive’s employment is terminated, and the executive (or the executive’s estate) shall be entitled to any annual bonus awarded but not yet paid and a pro rata bonus for the year of termination in an amount determined by the Compensation Committee (but not less than a pro rata portion of the executive’s average annual bonus for the immediately preceding three years). The executive (or the executive’s estate) shall also be entitled to the executive’s vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or other rights were issued, and continued medical benefit plan coverage for the executive and the executive’s dependents for a period of six months.

In the event of termination of the executive’s employment by the Company without Cause (as defined in the employment agreement) or by the executive if the executive is assigned duties inconsistent with his position (but such assignment does not constitute “Good Reason” as defined in the employment agreement), the executive shall be entitled to the executive’s then current base salary through the date on which termination occurs, a cash lump sum payment equal to the sum of (x) two times the executive’s then current base salary and (y) one times the higher of the targeted annual bonus for the year of such termination or the average of the executive’s annual bonus for the three years immediately preceding the year of termination, and any annual bonus awarded but not yet paid. The executive shall also be entitled to the executive’s vested accrued benefits under any employee benefit programs, continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or other rights were issued and continued medical benefit plan coverage for the executive and the executive’s dependents for a period of 24 months.

Notwithstanding the foregoing, in the event of termination of the executive’s employment (x) by the Company without Cause within the 24-month period following a Change in Control (as defined in the employment agreement) (the “Post-Change Period”), (y) by the executive for Good Reason during the Post-Change Period or (z) by the Company within one year prior to a Change in Control and it is reasonably demonstrated that such termination arose in connection with or anticipation of the Change in Control, then the executive shall be entitled to (i) the executive’s then current base salary through the date on which termination occurs; (ii) a cash lump sum payment equal to the sum of (x) two times the executive’s then current base salary and (y) two times the average of the executive’s annual bonus for the three years immediately preceding the year in which the Change in Control occurs, provided such bonus shall be at least equal to the targeted annual bonus for the year of such termination; and (iii) an amount equal to the higher of (x) the executive’s annual bonus actually awarded in the year immediately preceding the year in which the Change in Control occurs or (y) the targeted annual bonus that would have been awarded to the executive for the year of such termination, pro rated by a fraction based on the number of months or fraction thereof in which the executive was employed by the Company in the year of termination. The executive shall also be entitled to continued medical benefit plan coverage for the executive and the executive’s dependents for a period of 24 months and to accelerated vesting of the executive’s rights (i) under any retirement plans; and (ii) with regard to any stock options or other rights with respect to equity securities of the Company held by the executive, which options or other rights shall be exercisable for the shorter of three years or the original term of the security. In addition, the executive shall be entitled to gross-up payments in the event excise taxes on the executive’s payments or benefits are imposed under Section 280G of the United States Internal Revenue Code.

In the event of termination of the executive’s employment by the Company with Cause or other voluntary termination by the executive, the executive shall be entitled to the executive’s then current base salary through the date on which termination occurs and continued rights with regard to any stock options or other rights with respect to equity securities of the Company held by the executive in accordance with the terms of the plans under which such options or equity securities were issued. The executive shall also be entitled to the executive’s vested accrued benefits under any employee benefit programs in the case of voluntary termination and, if such programs expressly provide for such benefits, in the case of termination by the Company with Cause.

Each of Mr. de St. Paer’s and the other employment agreements described above also provides for indemnification of the executive by the Company to the maximum extent permitted by applicable law and the Company’s charter documents and requires the Company to maintain directors’ and officers’ liability coverage in an amount equal to at least $75,000,000 for each such executive.

All grants of restricted shares and share options under the Company’s incentive compensation plans automatically vest upon a Change in Control (as defined in such plans).

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee is comprised of four independent directors appointed by the Board to evaluate and approve senior executive compensation and compensation and benefit policies, plans and programs of the Company. The Committee Charter is reviewed annually and submitted to the Board of Directors for approval.

The Committee’s objective is to ensure (1) that the Company has compensation and benefit programs that will attract and retain superior talent and (2) that total compensation levels, especially for senior executives, are dependent significantly upon the achievement of the Company’s performance goals to enhance Shareholder value. In this regard, the Company’s Compensation Philosophy, Principles, Standards and Practice is reviewed annually by the Committee and approved by the Board. In addition to receiving recommendations from management, the Committee retains independent compensation consultants for the review of the strength of the Company’s compensation program relative to the marketplace in general and to the principal competitors in the Company’s various businesses.

Global Incentive Compensation Plan

The Company’s basic compensation philosophy is to establish salary levels that are at the median in comparison to its key competitors for the various markets it operates in globally. In addition, the Company has implemented a Global Incentive Compensation Plan that provides variable compensation dependent upon the performance of the Company, its business units and the individual employee. It is the intent of this plan, particularly for senior executives, that performance-based variable compensation be significant and provide above market total compensation for successful performance.

Annual incentive compensation under the plan is dependent upon the Company’s performance relative to its corporate goals for the year and the comparison of the Company’s performance to those achieved by a group of key competitors. In addition to total corporate results, the Committee also reviews the performance of each of the Company’s business units relative to their operating earnings and return on common equity objectives for the year. The corporate bonus pool is funded based on the performance measures of (1) return on common equity and (2) operating earnings per share. The Company’s performance relative to its goals receives 60% weighting and the performance relative to its key competitors receives 40% weighting. In addition, the corporate bonus pool can be enhanced or diminished by the Company’s total return to Shareholders (i.e., change in common stock price plus cash dividends paid) over a three-year period compared to its key competitors. Under the plan, the Compensation Committee can modify the result up to 25% based on other performance measures it deems appropriate for the year.

Long-term incentive compensation under the plan includes stock option awards, restricted stock grants and deferred cash grants. In early 2005, the Committee recommended and the Board approved a cash-based long-term incentive plan (“LTIP”) for senior management. LTIP awards are designed to reward creation of Shareholder value over extended periods of time. It is the Committee’s intent that future awards may be potentially significant and that the LTIP will be used in conjunction with stock-based vehicles to incent, reward and retain senior executives in the future. The Committee approves guidelines for long-term incentives that are based on competitive practices and, with regard to stock options and restricted stock grants, stock dilution considerations. In accordance with the amended 1991 Performance Incentive Program approved by Shareholders in 2003, a minimum 50% of all shares granted will be performance vested shares that will require a minimum return on equity attainment prior to vesting. Any time-vested restricted stock grants and all stock option awards vest equally over a four-year period. Long-term incentive compensation seeks to align management with the interests of the Company’s Shareholders. The majority of the long-term variable compensation for the most senior executive leaders of the Company is in stock options where compensation received is dependent on enhancing Shareholder value. The Committee has adopted share ownership guidelines for senior officers to encourage them to establish and maintain ownership of the Company’s shares. Restricted stock and deferred cash grants are a more significant portion of long-term incentive compensation for other top-performing or high-potential executives. Stock options and restricted stock grants may also be utilized in connection with new hires, personnel retention following mergers or acquisitions or in other special circumstances.

2004 Compensation Review

The Company achieved record net operating earnings and net income in 2004. Book value increased by 11.2% and net income return on equity was 16.5%, results which compared favorably relative to the Company’s key competitors.

As a result of excess catastrophe losses and prior years reserve strengthening, the Company did not achieve its internal objectives for operating income and operating income return on equity. Additionally, these results reflected average performance relative to its competitors. However, business units accounting for in excess of 53% of allocated capital achieved operating income return on equity performance greater than 20%.

The Committee approved a bonus pool for 2004 which, in the aggregate, was 12% greater than target for the Company. This reflects the Committee’s view that while record earnings and a very favorable return on equity were achieved, internal company objectives were not sufficiently met. It should be noted that the Company’s internal objectives for 2004 required superior absolute financial performance.

In addition, the Committee believed that management demonstrated solid performance in actions taken and results achieved that are aimed at enhancing Shareholder value. Therefore, long-term incentive compensation awards were approved for top-performing and high-potential executives. These took the form of stock options, restricted stock grants and deferred cash grants, with stock options being the predominant award for the most senior executive leaders of the Company. Senior executives and other senior officers receive a higher proportion of restricted stock with performance vesting rather than time vesting requirements.

Chief Executive Officer and Chairman’s Compensation

The Committee evaluated the Chief Executive Officer’s performance pertaining to a series of objectives established for the year. The Committee and the Board continue to believe Mr. O’Hara’s leadership is strong, effective and appropriate. The Company’s growth objectives are focused and the profitability of current-year business reflects the strong underwriting culture driven by Mr. O’Hara. In areas where objectives were not being met, appropriate corrective actions were initiated, including management changes where necessary. The Committee believes that the Company is well positioned, financially strong and focused on enhancing Shareholder value. Consequently, the Committee recommended and the Board approved for Mr. O’Hara a cash bonus of $1.8 million, 20,000 shares of performance-vested restricted stock and 200,000 stock options. The Committee believes that this compensation package is appropriately competitive relative to similarly situated executives. Finally, more than 50% of Mr. O’Hara’s total compensation for the year is dependent upon creating Shareholder value.

The Committee evaluated the Chairman’s performance pertaining to a series of objectives established for the year. Mr. Esposito provides excellent overall leadership to the Board, especially with respect to issues of corporate governance. The Chairman has made a significant contributions to enhancing the Company’s financial and internal controls, and at the request of the Board, the Chairman provides management development contributions to selected areas of the Company. Consequently, the Committee recommended and the Board approved for Mr. Esposito a cash bonus of $1.3 million, 15,000 shares of performance-vested restricted stock and 100,000 stock options.

Compensation Committee Dale R. Comey, Chairman Robert R. Glauber John Loudon John W. Weiser

PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly dollar change in the cumulative total Shareholder return over a ten-year period on the Shares (assuming reinvestment of dividends) from January 1994 through December 2004 as compared to the cumulative total return of the Standard & Poor’s 500 Stock Index and the cumulative total return of the Standard & Poor’s Property Casualty Insurance Index. This graph assumes the investment of $100 in January 1994.

The performance shown above is not necessarily indicative of future price performance.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board’s oversight of the integrity of the Company’s financial statements, including its system of internal controls, the independent auditor’s qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee comprises six independent Directors and operates under a written charter which is attached as Appendix B hereto. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent auditors, as appropriate. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics and Code of Ethics for XL Senior Financial Officers or to set or determine the adequacy of the Company’s reserves.

The Audit Committee has reviewed and discussed the Company’s system of internal controls over financial reporting. Based on the Audit Committee’s review of the audited financial statements and management’s assessment of the effectiveness of the Company’s system of internal controls over financial reporting, its discussions with management regarding the audited financial statements, its receipt of written disclosures and the letter from independent auditors required by Independence Standards Board Standard No. 1, its discussions with the independent auditor regarding such auditor’s independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards 61, the independent auditor’s opinion on the effectiveness of the Company’s system of internal controls over financial reporting and on management’s assessment of the effectiveness of the Company’s system of internal controls over financial reporting, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee John T. Thornton, Chairman Dale R. Comey Eugene M. McQuade Cyril Rance Alan Z. Senter Ellen E. Thrower

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for audit services for the years ended December 31, 2004 and 2003 were approximately $17.6 million and $11.9 million, respectively. Audit fees consist primarily of the audit and quarterly review of the consolidated financial statements and other attestation services that comprised the audits for insurance statutory and regulatory purposes in the various jurisdictions in which the Company operates and the provision of certain opinions relating to the Company’s filings with the SEC (including opinions delivered to securities underwriters in connection with various equity and debt offerings during fiscal years 2003 and 2004). The audit fees with respect to the year ended December 31, 2004 also included the fees billed by PricewaterhouseCoopers LLP for the audit services related to the Company’s internal control over financial reporting pursuant to section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for audit-related professional services for the years ended December 31, 2004 and 2003 were approximately $2.0 million and $1.1 million, respectively. Audit-related fees consisted primarily of assurance and related services related to accounting consultations and audits in connection with acquisitions and potential acquisitions, reviews of the Company’s system of internal controls over financial reporting and attestation services that are not required by statute or regulation.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for tax services for the fiscal years ended December 31, 2004 and 2003 were approximately $99,000 and $58,000, respectively. These fees related to professional services rendered for tax compliance.

All Other Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for products and services rendered to the Company, other than the services described above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees” for the fiscal years ended December 31, 2004 and 2003 were approximately $2.7 million and $4.3 million, respectively. The aggregate fees billed by PricewaterhouseCoopers LLP for products and services rendered to the Company described above under “All Other Fees” (i) in 2004 primarily related to the post-closing seasoning process in connection with the Company’s acquisition of certain operations of Winterthur International (“Winterthur International”) from Winterthur Swiss Insurance Company in 2001 and (ii) in 2003 related to merger and integration related services in connection with the Company’s Winterthur International operations, as well as human resource advisory services (both projects commenced in 2001 and were completed in 2004).

General

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent auditor. The Audit Committee will annually review and pre-approve the audit, review, attestation and permitted non-audit services to be provided during the next audit cycle by the independent auditor. To the extent practicable, the Audit Committee or the Chairman of the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the independent auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or the Chairman of the Audit Committee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or the Chairman of the Audit Committee. All requests or applications for the independent auditor to provide services to the Company shall be submitted to the Audit Committee or the Chairman of the Audit Committee.

The Audit Committee considered whether the provision of non-audit services performed by the independent auditors is compatible with maintaining PricewaterhouseCoopers LLP’s independence. In reaching its conclusions, the Audit Committee took into consideration the fact that the major proportion of these services were either (i) specifically related to the acquisition of Winterthur International and the post-seasoning process in relation thereto or (ii) primarily a continuation of projects commenced in 2001 and were completed in 2004.

II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors is required by law and applicable NYSE rules to be directly responsible for the appointment, compensation and retention of the Company’s independent auditors. The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent auditor for the year ending December 31, 2005. While Shareholder ratification is not required by the Company’s Articles of Association or otherwise, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the Shareholders for ratification as part of good corporate governance practices. If the Shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its Shareholders.

The Board of Directors recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors to audit the Company’s consolidated financial statements for the year ending December 31, 2005. The persons designated as proxies will vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors, unless otherwise directed. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual General Meeting, with the opportunity to make a statement should they choose to do so and to be available to respond to questions, as appropriate.

Your Board of Directors recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP, New York, New York.

III. THE AMENDED AND RESTATED 1991 PERFORMANCE INCENTIVE PROGRAM

The Board of Directors of the Company has amended and restated the XL Capital Ltd 1991 Performance Incentive Program (the “Program”), subject to Shareholder approval.

Without taking into account the amendment of the Program, four million shares are available for issuance, only 100,000 of which can be issued as restricted stock, restricted stock unit or performance share awards. The Company believes that it needs the flexibility to issue restricted stock, restricted stock unit, share appreciation rights (“SARs”) and performance share awards, as well as additional stock options, to participants in the Program. However, the Company recognizes that restricted stock, restricted stock unit, SAR and performance share awards generally have a greater cost to the Company than stock options. Accordingly, the Program has been amended, subject to Shareholder approval, to increase the number of shares that may be issued by 10.5 million shares. However, in the case of awards granted out of the additional 10.5 million share allotment, for each restricted stock, restricted stock unit, SAR or performance share award issued, the number of available shares under the Program will be reduced by three shares. It is currently intended that any restricted stock, restricted stock unit or performance share awards granted to executive officers of the Company as a regular annual grant out of the additional 10.5 million share allotment will vest only if performance criteria specified in the award are met. In addition, the Program has been amended to provide that non-employee directors are no longer eligible to participate. Awards formerly made under the Program to non-employee directors will be made from the Company’s amended and restated Directors Stock & Option Plan, which was previously approved by Shareholders. The Program has also been amended to provide that freestanding stock appreciation rights may be granted, which may be settled in either shares or cash, as determined by the Compensation Committee. Prior to amendment the Program provided for the issuance of stock appreciation rights only in tandem with stock options.

The Shareholders are requested to approve the amendment and restatement of the Program. The following summary of the amended and restated Program is qualified in its entirety by express reference to the Program, which is attached as Appendix C to this proxy statement.

General

The Program is intended to provide incentives to attract, retain and motivate employees of the Company and its subsidiaries and affiliates in order to achieve the Company’s long-term growth and profitability objectives. The Program will provide for the grant to eligible employees of stock options, SARs, restricted stock, restricted stock units, performance shares, and performance units (the “Awards”). After amendment of the Program, 14.5 million shares will be available for issuance under the Program. However, in the case of awards granted out of the additional 10.5 million share allotment, for each restricted stock, restricted stock units, SARs or performance share award issued, the number of shares available under the Program will be reduced by three shares. In the case of the four million shares available for issuance under the Program prior to the amendment, only 100,000 of those shares can be issued as restricted stock, restricted stock unit or performance share awards. In addition, the Program provides that the maximum number of shares with respect to which options and SARs may be granted to any individual participant during any calendar year will be three million shares, and the number of performance shares, performance units, shares of restricted stock and restricted stock units intended to qualify as “qualified performance-based compensation” under applicable provisions of the United States Internal Revenue Code (the “Code”) that can be granted to any individual during a calendar year is limited to 150,000 shares (or in the case of performance units, an amount of cash equal to the value of 150,000 shares). Any benefits payable under a performance unit award will be payable in cash. Each of the share limits referred to above is subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure.

Eligibility and Administration

Officers and other employees of the Company and its subsidiaries and affiliates will be eligible to be granted Awards under the Program. The Program will be administered by the Compensation Committee or such other Board committee or subcommittee (or the entire Board) as may be designated by the Board (the “Committee”). The Committee will determine which eligible employees receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. The actual number of employees who will receive awards under the Program cannot be determined because selection for participation in the Program is in the sole discretion of the Committee.

Awards

Incentive stock options (“ISOs”) intended to qualify for special tax treatment in accordance with the Code, nonqualified stock options not intended to qualify for special tax treatment under the Code and SARs may be granted for such number of shares as the Committee determines. The Committee will be authorized to set the terms relating to an option or SAR, including the exercise price and the time and method of exercise. The exercise price of stock options and SARs cannot be less than the fair market value per share on the date of grant. The terms of ISOs will comply with the provisions of Section 422 of the Code. Options and SARs may not be repriced without Shareholder approval.

Awards of restricted stock and restricted stock units will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine. Except as otherwise determined by the Committee, eligible employees granted restricted stock will have all of the rights of a stockholder, including the right to vote restricted stock and receive dividends thereon. Restricted stock units will provide for the delivery of a number of shares equivalent to the number of restricted stock units at the time and subject to the terms and conditions set forth in the applicable award agreement.

Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Prior to payment of performance shares or performance units, the Committee will certify that the performance objectives were satisfied. Performance objectives may vary from employee to employee.

If the Committee determines that an award of performance shares, performance units, shares of restricted stock or restricted stock units should qualify under the performance-based compensation exception to the $1 million cap on deductibility under Section 162(m) of the Code, the grant, vesting and/or settlement of such awards shall be contingent upon achievement of pre-established performance goals based on one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria): earnings per share; revenues; cash flow; cash flow return on investment; return on assets; return on investment; return on capital; return on equity; economic value added; operating margin; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fee, and extraordinary or special items; operating earnings; total stockholder return; and any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index.

Amendment and Termination

The Board of Directors of the Company may, at any time and from time to time, suspend or terminate the Program in whole or amend it from time to time in such respects as the Board of Directors of the Company may deem appropriate, but any such amendment will be subject to the approval of Shareholders if required by applicable law or the rules of any stock exchange on which the shares may then be listed. In addition, without the consent of an affected participant, no amendment, suspension, or termination of the Program may adversely affect the rights of such participant under any Award theretofore granted to him or her.

Market Value

The per share closing price of the Company’s shares on March 14, 2005 was $73.30.

Federal Income Tax Consequences

The following is a summary of the United State federal income tax consequences of the Program, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws. Many of the Company’s officers and employees are not subject to United States personal income taxation and may be subject to taxation under the laws of jurisdiction other than the United States.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares received upon exercise over the exercise price. If the participant is employed by a United States subsidiary, the subsidiary will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on the holding period for the shares.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the participant’s employer, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Program is exercised after this period, the exercise will be treated for United Sates federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Program will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods, the participant will recognize ordinary income at the time of disposition, and the participant’s employer will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares have been held.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

If an option is exercised through the use of Company shares previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Restricted Stock

A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will be the fair market value of the shares at the time the income is recognized (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by the participant’s employer. Dividends paid with respect to shares that are non-vested will be ordinary compensation income to the participant (and generally deductible by the employer). Any gain or loss upon a subsequent sale or exchange of the shares measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares. The holding period for this purpose will begin on the date following the date restrictions lapse.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions that by their terms will never lapse), and the participant’s employer will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

With respect to SARs, restricted stock units, performance shares and performance units, generally, when a participant receives payment with respect to any such Award granted under the Program, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the employer.

Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Program) by a public company to a “covered employee” (i.e., the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure stock options granted under the Program to comply with an exception to non-deductibility under Section 162(m) of the Code in order to maximize the tax deductions available to United States based subsidiaries of the Company.

New Program Benefits

The amount of benefits that will be granted under the Program cannot be determined at this time.

Your Board of Directors recommends a vote FOR the proposal to amend and restate the Program.

IV. SHAREHOLDER PROPOSALS FOR 2006 ANNUAL GENERAL MEETING

Shareholder proposals intended for inclusion in the Proxy Statement for the 2006 Annual General Meeting of Shareholders should be sent to the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda and must be received by November 25, 2005. In addition, if a holder of the Company’s Shares intends to present a proposal at the 2006 Annual General Meeting other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and if the proposal is not received by the Company’s Secretary by February 7, 2006, then the proxies designated by the Board of Directors of the Company for the 2006 Annual General Meeting of Shareholders may vote in their discretion on any such proposal any Shares for which they have been appointed proxies without mention of such matter in the Proxy Statement for such meeting or on the proxy card for such meeting.

Any Shareholder entitled to vote at a meeting may nominate persons for election as Directors if written notice of such intent is delivered or mailed, postage prepaid and received by the Secretary at the principal executive offices of the Company not less than five days or more than 21 days before the date appointed for such meeting. The Shareholder notice must include the following information about the proposed nominee: (a) name, age and business and residence addresses; (b) principal occupation or employment; (c) class and number of Shares or securities of the Company beneficially owned; and (d) any other information required to be disclosed in solicitations of proxies pursuant to Regulation 14A of the Securities Exchange Act of 1934, including the proposed nominee’s written consent to serve if elected. The notice must also include information on the Shareholder making the nomination, including such Shareholder’s name and address as it appears on the Company’s books and the class and number of Shares of the Company beneficially owned. The nomination of any person not made in compliance with the foregoing procedures shall be disregarded.

IV. OTHER MATTERS

While management knows of no other matters to be brought before the Annual General Meeting other than the approval of the minutes of the 2004 Annual General Meeting of Shareholders, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

Proxy Solicitation

The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by Directors, officers and employees of the Company and its subsidiaries without receiving additional compensation. In addition to the foregoing, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of approximately $10,000 plus reasonable out-of-pocket expenses and disbursements of that firm. Upon request, the Company will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

The Company will furnish, without charge, to any Shareholder a copy of its Annual Report on Form 10-K that it files with the SEC. A copy of this report for the fiscal year ended December 31, 2004 may be obtained upon written request to the Company’s Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda.

As ordered,

/s/ Brian M. O’Hara

Brian M. O’Hara
President and Chief Executive Officer

APPENDIX A

XL CAPITAL LTD

DIRECTOR INDEPENDENCE STANDARDS

The Board of Directors of XL Capital Ltd (the “Company”) has adopted the following standards to assist it in making determinations of independence in accordance with the NYSE Corporate Governance rules.

Employment Relationships

A director will be deemed to be independent unless, within the preceding three years:

	•	such director

	•	is or was an employee of the Company or any of the Company’s subsidiaries, other than an interim Chairman or Chief Executive Officer or other executive officer;

	•	is a current partner of the Company’s internal or external auditor;

	•	is a current employee of the Company’s internal or external auditor; or

	•	was (but is no longer) a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit within that time.

•	any immediate family member of such director

	•	is or was an executive officer of the Company or any of the Company’s subsidiaries;

	•	is a current partner of the Company’s internal or external auditor;

	•	is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or

	•	was (but is no longer) a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit within that time.

Compensation Relationships

A director will be deemed to be independent unless, within the preceding three years:

•
such director has received during any twelve-month period more than $100,000 in direct compensation from the Company or any of its subsidiaries other than: (i) director and committee fees; (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service; and (iii) compensation received for former service as an interim Chairman or Chief Executive Officer or other executive officer; or

•
an immediate family member of such director has received during any twelve-month period more than $100,000 in direct compensation from the Company or any of its subsidiaries as a director or executive officer other than: (i) director and committee fees and (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service.

Commercial Relationships

A director will be deemed to be independent unless:

•
such director is a current employee of another company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•
an immediate family member of such director is a current executive officer of another company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services

A-1

in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Charitable Relationships

A director will be deemed to be independent unless, within the preceding three years such director was an executive officer of a tax-exempt organization that received contributions from the Company or any of its subsidiaries in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues; unless the Board determines such relationships not to be material or otherwise consistent with a Director’s independence.

Interlocking Directorates

A director will be deemed to be independent unless, within the preceding three years:

•
such director is or was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executive officers at the same time serves or served on that company’s compensation committee; or

•
an immediate family member of such director is or was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executives at the same time serves or served on that company’s compensation committee;

Other Relationships

For relationships not specifically mentioned above, the determination of whether a director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and therefore would not be independent, will be made by the Board of Directors after taking into account all relevant facts and circumstances. For purposes of these standards, a director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company and/or is, directly or indirectly, a security holder of the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

For purposes of the standards set forth above, “immediate family member” means any of such director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law (other than those who are no longer family members as a result of legal separation or divorce, or those who have died or become incapacitated) and anyone (other than a domestic employee) who shares such director’s home. For purposes of the standards set forth above, “executive officer” means the Company’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company’s subsidiaries shall be deemed officers of the Company if they perform such policy-making functions for the Company.

These standards shall be interpreted in a manner consistent with the New York Stock Exchange Corporate Governance Rules.

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APPENDIX B

XL CAPITAL LTD

AUDIT COMMITTEE CHARTER

Audit Committee Charter for XL Capital Ltd

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, including the Company’s system of internal controls, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements, including the Company’s Code of Business Conduct and Ethics and Compliance Program.

The Audit Committee shall prepare the report required to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members, each of whom shall be financially literate and at least one of whom shall be a “financial expert” as defined in applicable laws, rules or regulations. The members of the Audit Committee shall meet the independence, experience and other requirements of the New York Stock Exchange and any other requirements set forth in applicable laws, rules and regulations. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be appointed annually by the Board on the recommendation of the Nominating & Governance Committee. Audit Committee members may be replaced by the Board if necessary or appropriate.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management (including the CEO and CFO where required by applicable law or otherwise as appropriate), the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have sole authority to appoint or replace the independent auditor, subject to required shareholder ratification. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor in accordance with applicable laws, rules and regulations.

The Audit Committee may form and delegate authority to subcommittees comprising one or more members of the Audit Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority to retain independent legal, accounting, actuarial and other advisors, as it determines to be necessary to carry out its duties. The Company will provide for the appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Nominating & Governance Committee and ultimately to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statements, Earnings Releases and Related Disclosure Matters

1.
Meet to review and discuss with management and the independent auditor the Company’s annual audited financial statements, including specific disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

2.
Meet to review and discuss with management and the independent auditor the Company’s quarterly financial statements, including specific disclosures made in management’s discussion and analysis, prior to the filing of its Quarterly Reports on Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, and any steps adopted in light of material control deficiencies.

4.
Receive, and take any required or appropriate action in relation to, all reports and other communications which the independent auditor is required to make to the Audit Committee, including timely reports concerning:-

	a)	all critical accounting policies and practices to be used;

b)
all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

	c)	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.
Discuss with management the Company’s earnings press releases, including the use of “pro-forma” or “adjusted” non- GAAP information, and financial information filed on Form 8-K, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally by discussing the types of information to be disclosed and the type of presentation to be made.

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

7.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Other committees of the Board may also review such risk assessment and risk management policies.

8.
Discuss with management, the independent auditor and any external actuary retained by the Company the reserving methodology and process of the Company and the Company’s reserves, together with internal or external reports or studies.

9.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

10.	Review disclosures by the Company’s CEO and CFO in connection with their certifications required under the rules of the New York Stock Exchange and other applicable laws, rules or regulations.

Relationship with Independent Auditor

11.	Review and evaluate the lead partner of the independent auditor team.

12.
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issue raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board and make any recommendations to the Board concerning such matters as the Audit Committee deems advisable.

13.
Ensure the rotation of the lead (or coordinating) audit partner (having primary responsibility for the audit) and the audit partner responsible for reviewing the audit as required by applicable law (i.e., in each case, if such partner has performed audit services for the Company in each of the five previous fiscal years).

14.
Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company during the one-year period preceding the date of initiation of the audit.

15.	Discuss with the independent auditor issues on which they consulted with their national office for the Company and matters of audit quality and consistency.

16.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Internal Audit

17.	Review the appointment, compensation and replacement of the senior internal auditing executive.

18.
Review the activities of the Company’s internal audit department, including the proposed annual audit plan, periodic progress reports on the status of the plan, and summaries of any significant issues raised during the performance of internal audits, including the resolution of recommendations made concerning the Company’s system of internal controls.

19.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit function.

Internal Controls

20.	Discuss with management, the independent auditor and the senior internal auditing executive the design and effectiveness of the Company’s internal controls.

21.
Discuss with management, the independent auditor and the senior internal auditing executive (a) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any material weaknesses to the Company’s internal controls, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

22.	Discuss with management, the independent auditor and the senior internal auditing executive the internal control report required to be included in the Company’s Annual Report on Form 10-K.

Compliance

23.	Obtain from the independent auditor assurance it has complied with the provisions of Section 10A (b) of the Securities Exchange Act of 1934.

24.
Obtain at least annually, or more frequently if appropriate, written reports from the Company’s General Counsel, Compliance Director and the regional compliance officers as to whether the Company and its subsidiary/foreign affiliated entities are in material compliance with applicable legal requirements and the Company’s Code of Business Conduct and Ethics and Compliance Program.

25.
Advise the Board at least annually, or more frequently if appropriate, with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

26.
Review at least annually, or more frequently if appropriate, with the General Counsel, the Compliance Director and, as appropriate, the regional compliance officers compliance with the Company’s Code of Business Conduct and Ethics, as well as the implementation and effectiveness and the administration, training, monitoring and auditing of the related Compliance Program.

27.
Discuss with the General Counsel, the Compliance Director, other members of management and the independent auditor, as appropriate, any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Other Responsibilities

28.	Discuss with the Company’s General Counsel any legal matters that reasonably could have a material impact on the financial statements or the Company’s compliance policies.

29.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

30.	Perform such other activities as the Committee or the Board of Directors may from time to time deem necessary or appropriate.

Interpretation

For the avoidance of doubt, while the Audit Committee has the responsibilities and powers set forth in this Charter, nothing in this Charter should be interpreted as creating any duty or obligation on the part of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Also, nothing herein should be construed as imposing on the Audit Committee responsibility to ensure compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics, or to set or determine the adequacy of the Company’s reserves. All such matters are the responsibilities of management and the independent auditor, as appropriate.

APPENDIX C

XL CAPITAL LTD

1991 PERFORMANCE INCENTIVE PROGRAM

(AS AMENDED AND RESTATED EFFECTIVE APRIL 29, 2005)

I. INTRODUCTION

A. Purpose of the Program

XL Capital Ltd (the “Company”) has established the Program to further its long-term financial success by offering stock, and stock-based compensation, to employees of the Company whereby they can share in achieving and sustaining such success. The Program also provides a means to attract and retain the executive talent needed to achieve the Company’s long-term growth and profitability objectives.

B. Definitions

When used in the Program, the following terms shall have the meanings set forth below:

“Award(s)” shall mean Performance Shares, Restricted Stock, Restricted Stock Units, Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights or Performance Units granted under the Program.

“Board” shall mean the Board of Directors of the Company.

“Change of Control” shall be deemed to have occurred if and when any person, meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934 (other than a group of which the Grantee is a member or which has been organized by the Grantee for the purpose of making such acquisition), acquires, directly or indirectly, 40 percent or more of the combined voting power of the outstanding securities of the Company having a right to vote in the election of directors. Ownership of 40 percent or more of the combined voting power of the outstanding securities of the Company by any person controlled directly or indirectly by the Company shall not be deemed a Change of Control of the Company.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Committee” shall mean the entire Board or the Compensation Committee, or such other committee or subcommittee of the Board as may be designated by the Board to administer the Program.

“Common Stock” shall mean the class A ordinary shares of the Company, par value of $0.01 per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

“Company” shall mean XL Capital Ltd, a Cayman Islands corporation, any other entity in which XL Capital Ltd owns 20% or more of the ordinary voting power or equity, and any successor in a reorganization or similar transaction.

“Disability” shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant’s Termination of Employment; provided, however, that with respect to any Participant who has entered into an employment agreement with the Company, the term of which has not expired at the time a determination concerning Disability is to be made, Disability shall have the meaning attributed in such employment agreement.

“Fair Market Value” shall mean with respect to a given day, the closing sales price of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Program purposes or as is required by applicable laws or regulations.

“Incentive Stock Option” or “ISO” shall mean a right to purchase the Company’s Common Stock which is intended to comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

“Nonstatutory Stock Option” or “NQSO” shall mean a right to purchase the Company’s Common Stock which is not intended to comply with the terms and conditions for a tax-qualified stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

“Participant” shall mean any employee of the Company and any member of the Board (whether or not an employee of the Company) who, in the judgment of the Committee, is in a position to make a substantial contribution to the management, growth, and success of the Company and is thus designated by the Committee to receive an Award; provided, however, that after April 29, 2005 no Award may be granted under the Program to a member of the Board who is not also an employee of the Company.

“Performance Goal” shall mean any financial, statistical or other measure selected by the Committee, including without limitation (a) the attainment of a specified financial or statistical objective or (b) the performance of the Company relative to a peer group as applicable to a specific Performance Period.

“Performance Period” shall mean a period set by the Committee over which Performance Shares or Performance Units may be earned. There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.

“Performance Shares” shall mean Common Stock granted to a Participant with respect to a Performance Period under Article III of the Program, together with any other rights attached thereto or associated therewith including without limitation any right to receive cash in connection therewith.

“Performance Unit” shall mean a cash award made pursuant to Section VI of the Program.

“Program” shall mean the Company’s 1991 Performance Incentive Program.

“Restricted Stock” shall mean a share of Common Stock granted to a Participant under Article IV of the Program. Restricted Stock awards entitle the Participant to receive shares of Common Stock which have certain restrictions that lapse upon satisfaction of conditions imposed by the Committee at the time of award.

“Restricted Stock Unit” shall mean an award made under Article VIII of the Program under which each unit represents a right to receive a share of Common Stock upon the terms, and subject to the conditions, set forth by the Committee.

“Retirement” shall mean, except as otherwise set forth in an Award agreement, a Participant’s Termination of Employment by reason of the Participant’s retirement at his normal retirement date, pursuant to and in accordance with a pension, retirement or similar plan or other regular retirement practice of the Company, or in accordance with the early retirement provisions thereof.

“Stock Appreciation Rights” or “SARs” shall mean a right granted to a Participant under Article V of the Program, which grants the Participant the right to receive the difference between the Fair Market Value of the Common Stock on the date of exercise and the price at which the SAR was granted.

“Termination of Employment” shall mean a cessation of the employee-employer relationship between a Participant and the Company for any reason or, in the case of a member of the Board, termination of the director’s service on the Board for any reason.

II. PROGRAM ADMINISTRATION

A. Administration

The Program shall be administered by the Committee. Subject to the express provisions of the Program, the Committee shall have full and exclusive authority to interpret the Program, to prescribe, amend and rescind rules and regulations relating to the Program and to make all other determinations deemed necessary or advisable in the implementation and administration of the Program; provided, however, that subject to the express provisions hereof or unless required by applicable law or regulation, no action of the Committee shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any grant letter of, any Participant, without such

Participant’s consent. The Committee’s interpretation and construction of the Program shall be conclusive and binding on all persons, including the Company and all Participants. The Company and the Committee may delegate their authority to perform any of their ministerial or similar administrative functions under this Program to other persons.

B. Participation

The Committee may, from time to time, make all determinations with respect to selection of Participants and the Award or Awards to be granted to each Participant. In making such determinations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective Participants, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

C. Maximum Number of Shares Available

Subject to adjustment as provided under Article II, Paragraph D of the Program, (i) the maximum number of shares which may be granted under the Program after April 29, 2005 is 14.5 million plus shares which subsequently become available as a result of forfeitures, cancellation or expiration of Awards under the Program and (ii) of such maximum number of shares, 3.9 million can be issued as stock options or SARs, 100,000 can be issued as Restricted Stock, Restricted Stock Units or Performance Shares, and the remaining 10.5 million shares of Common Stock can be issued as any form of Award, except that, in the case of Awards granted out of such 10.5 million share allotment, for each Restricted Stock, Restricted Stock Unit, Stock Appreciation Rights, or Performance Share Award issued, the number of shares of Common Stock available under the Program will be reduced by three shares. In the event that an Award issued under the Program expires or is terminated unexercised as to any shares covered thereby, or shares are forfeited for any reason under the Program, such shares shall thereafter be again available for issuance under the Program. At the Committee’s discretion, these shares may be granted as stock options, Performance Shares, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or any combination of these provided that the combined total number of shares granted does not exceed either the overall share authorization described above or the specific share authorization set forth above for Performance Shares, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. Forfeited Awards that counted as three shares under the rule described above will result in the addition to shares available for issuance under the Program of three available shares per share forfeited, but any subsequent issuance of those shares in the form of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, or Performance Share Awards will result in a reduction of three shares available under the Program for each share issued.

Subject to adjustment as provided under Article II, Paragraph D of the Program, (i) the maximum number of shares of Common Stock with respect to which stock options and Stock Appreciation Rights may be granted during a calendar year to any Participant under the Program shall be 3,000,000 shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units intended to qualify, as set forth in Article VII, as performance-based compensation within the meaning of Section 162(m) of the Code, the maximum number of shares of Common Stock (or amount of cash in the case of Performance Units) subject to such awards granted during a calendar year to any Participant under the Program shall be the equivalent of 150,000 shares.

No Incentive Stock Options shall be granted after April 29, 2015.

D. Adjustments

In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Program shall be adjusted proportionately or otherwise by the Board, and where deemed appropriate, the number of shares covered by outstanding stock options or SARs, the number of Performance Shares, shares of Restricted Stock and Restricted Stock Units outstanding, and the exercise price of outstanding stock options and SARs shall be similarly adjusted. Also, in instances where another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. In the event of any other change affecting the Common Stock reserved under the Program, such adjustment, if any, as may be deemed equitable by the Board, shall be made to give proper effect to such event.

E. Registration Conditions

1.   Unless issued pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Program unless the Participant represents and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation is provided by the Participant as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

2.   Any on the resale of shares shall be evidenced by the following legend on the stock certificate or other such legend as the Company deems appropriate.

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares cannot be offered, transferred or sold unless (a) a registration statement under such Act is in effect with respect to such shares, or (b) a written opinion from counsel acceptable to the Company is obtained to the effect that no such registration is required. The Company reserves the right to refuse the transfer of such shares until such conditions have been fulfilled. The Articles of Association of the Company contain other restrictions on share transfers.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (or such other legend deemed appropriate by the Company) shall also bear such a legend unless, in the opinion of counsel or the Company, the securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this paragraph shall be binding upon all subsequent holders of certificates bearing such legend.

F. Committee Action

The Committee may, through Award agreements, limit its discretion under this Program. To the extent such discretion is not specifically waived in an Award agreement, the Committee shall retain such discretion.

G. No Option or SAR Repricing Without Shareholder Approval

Except as provided in Article II.D hereof relating to certain anti-dilution adjustments, unless the approval of shareholders of the Company is obtained, ISOs, NQSOs and SARs issued under the Program shall not be amended to lower their exercise prices, and ISOs, NQSOs and SARs issued under the Plan will not be exchanged for other stock options or SARs with lower exercise prices.

III. PERFORMANCE SHARES

A. Grant of Performance Shares

After selecting Participants who will receive Awards of Performance of Shares for a given Performance Period, the Committee shall inform each such Participant of the Award to be granted to the Participant at the completion of the Performance Period, and the applicable terms and condition of the Award.

The Committee shall cause to be issued to each Participant a grant letter specifying the number of Performance Shares under his Award and the number of Performance Shares which may be awarded subject to the terms and conditions of such grant letter and the Program.

B. Establishment of Performance Goals

1.   The Committee shall establish the Performance Goals for each Performance Period. The Committee shall also establish a schedule for such Performance Period setting forth the percentage of the Performance Share Award which will be earned, based on the extent to which the Performance Goals for such Performance Period are actually achieved, the date on which Performance Shares awarded hereunder shall vest, or the date on which such Performance Shares shall be forfeited (in whole or in part) by the Company for failure to meet the Performance Goals, as specified by the Committee.

2.   As promptly as practical after each Performance Period, the Committee shall determine whether, or the extent to which, the Performance Goals have been achieved. Based on such determination, the Participant shall be deemed to have earned the Performance Shares awarded to him, or a percentage thereof as provided in any schedule established by the Committee. In addition, the Committee may, from time to time during a Performance Period and consistent with the terms and conditions of applicable Awards and Performance Goals, determine that all or a portion of the Performance Shares awarded to one or more Participants have been earned.

3.   If during the course of a Performance Period, there should occur, in the opinion of the Committee, significant changes in economic conditions or in the nature of the operations of the Company, or any other pertinent changes which the Committee did not foresee or accurately predict the extent of in establishing the Performance Goals for such Performance Period and which, in the Committee’s sole judgment, have, or are expected to have, a substantial effect on the performance of the Company during the Performance Period, the Committee may make such adjustment to the Performance Goals or measurements of such Performance Goals as the Committee, in its sole judgment, may deem appropriate.

C. Termination of Employment

In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Performance Share Awards for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from Performance Shares held by the Corporation a pro rata number of shares with respect to that Performance Share Award, or such other portion of the Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, the Award will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Shares, subject to the discretion of the Committee to release restrictions on all or any part of an Award.

IV. RESTRICTED STOCK

A. Grant of Restricted Stock

1.   Following the selection of Participants who will receive a Restricted Stock Award, the Committee shall inform each such Participant of the number of Restricted Stock shares granted to the Participant and the terms and applicable conditions of the Award.

2.   Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company.

B. Other Terms and Conditions

Company stock, when awarded pursuant to a Restricted Stock Award, will be represented by a stock certificate registered in the name of the Participant who is granted the Restricted Stock Award. Such certificate shall be deposited together with a stock power endorsed in blank with the Company. The Participant shall be entitled to receive dividends and all other distributions during the restriction period and shall have all shareholder’s rights with respect to such stock, if any, with the exception that: (1) the Participant may not transfer ownership of the shares during the restriction period except by will or the laws of descent and distribution, (2) the Participant will not be entitled to delivery of the stock certificate during the restriction period, (3) the Company will retain custody of the stock during the restriction period, and (4) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock shares. The Committee may impose additional restrictions, terms, or conditions upon the Restricted Stock Award.

C. Restricted Stock Award Agreement

Each Restricted Stock Award shall be evidenced by a Restricted Stock Award agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Program as the Committee from time to time shall approve.

D. Termination of Employment

In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Restricted Stock Awards for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from Restricted Stock shares held by the Corporation a pro rata number of shares with respect to that Restricted Stock Award, or such other portion of the Restricted Stock Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock shares held by the Company shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock shares, subject to the discretion of the Committee to release of restrictions on all or any part of an Award, or unless otherwise stated in the Restricted Stock agreement.

E. Payment for Restricted Stock

Restricted Stock Awards may be made by the Committee under which the Participant shall, upon payment of the par value, or, in the alternative, under which the Participant shall pay all (or any lesser amount than all) of the Fair Market Value of the stock, determined as of the date the Restricted Stock Award is made, receive a Restricted Stock Award. If payment is required, such purchase price shall be paid as provided in the Restricted Stock Award Agreement.

V. STOCK OPTIONS

A. Stock Option Terms and Conditions

All stock options granted to Participants under the Program shall be evidenced by agreements which shall be subject to applicable provisions of the Program, and such other provisions as the Committee may adopt, including the following provisions:

1.   Price: The option price per share of Nonstatutory Stock Options (NQSOs) and Incentive Stock Options (ISOs) shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant.

2.   Period: An ISO shall not be exercisable for a term longer than ten years from date of its grant. NQSOs shall have a term not longer than ten years from the date of grant.

3.   Time of Exercise: The Committee may prescribe the timing of the exercise of the stock option and any minimums and installment provisions and may accelerate the time at which a stock option becomes exercisable.

4.   Exercise Procedures: A stock option, or a portion thereof, shall be exercised by delivery of notice of exercise to the Company or the Program administrator designated from time to time by the Company and payment of the full price of the shares being purchased. Such notice shall be given in the form designated from time to time by the Company.

5.   Payment: The price of an exercised stock option, or portion thereof, may be paid:

a)	in cash or by check, bank draft or money order payable to the order of the Company; or

b)	through the delivery of shares of Common Stock owned by the Participant, having an aggregate Fair Market Value as determined on the date of exercise equal to the option price; or

c)	by a combination of both a and b above.

The Committee may impose such limitations and prohibitions on the use of any shares of Common Stock to exercise a stock option as it deems appropriate.

6.   Special Rule for Incentive Stock Options: Notwithstanding any other provisions of the Program, the aggregate Fair Market Value of the shares of Common Stock, determined as of the time the stock option is granted, for which the Participant may first exercise Incentive Stock Options in any calendar year shall not exceed U.S. $100,000 or such other individual employee grant limit as may be in effect under the Code.

7.   Effect of Leaves of Absence: It shall not be considered a Termination of Employment when a Participant is placed by the Company on military leave, sick leave or other bona fide leave of absence. In case of such leave of absence, the employment relationship for Program purposes shall be continued until the later of the date when such leave of absence equals ninety days or when the Participant’s right to reemployment with the Company shall no longer be guaranteed either by statute or contract.

8.   Termination of Employment: In the event of Termination of Employment, the following provisions shall apply unless waived by the Committee, or as otherwise specifically provided in the Stock Option agreement:

a)	Discharge for Cause: All outstanding options shall be cancelled.

b)
Termination Other Than for Cause: Unless and except as otherwise specified in a Participant’s agreement, all options shall expire on the earlier of (i) 90 days following the Termination of Employment or (ii) the expiration of the full term of the option.

Notwithstanding the foregoing, the Committee may rescind the right to exercise stock options following Termination of Employment if the Participant has been found to be directly or indirectly engaged in any activity which is in competition with the Company or otherwise adverse to or not in the best interest of the Company.

B. Stock Appreciation Rights (SARs). The Committee is authorized to grant SARs to Participants on the following terms and conditions:

1.   An SAR shall confer on the Participant to whom it is granted a right to receive with respect to each share of Common Stock subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Common Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one share of Common Stock at any time during a specified period before or after the date of exercise) over (2) the exercise price per share of the SAR, as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR).

2.   The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement (which may be shares of Common Stock or cash), method by which shares of Common Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

VI. PERFORMANCE UNIT AWARDS

A.   Each Award shall be subject to the limitations and terms provided in the Program. A new Award may commence on the first anniversary date of the preceding Award. The Committee shall grant to each Participant in a Performance Unit Award a number of units with a target cash value as shall be established by the Committee prior to the first year of each Performance Period.

B.   To allow for recognition of significant individual contributions to the Company’s performance, individual awards of Performance Units may be granted to new Participants during the first year of a Performance Period, at the discretion of the Committee.

C.   Performance Unit Awards for each Participant shall be recommended by the Chief Executive Officer and submitted to the Committee for approval. Participants will generally be notified of their individual Performance Unit Award within the first six months of a Performance Period.

D.   Performance Goals for each Performance Period will be recommended by the Chief Executive Officer of the Company, and submitted to the Committee for approval.

E.   Once a Performance Period has begun and Performance Goals have been established, they may not be changed for that Performance Period except in the event of:

1.	A significant acquisition of another business concern by the Company, as deemed by the Committee;

2.	A disposition of a significant part of the business by the Company, as deemed by the Committee;

3.	An external calamitous event, such as a natural disaster, which has a significant effect on the Company, as determined by the Committee;

4.	Any significant changes due to legislation, as deemed by the Committee; or

5.	Any other extraordinary event, as deemed by the Committee.

F.   A performance valuation schedule shall be recommended by the Chief Executive Officer of the Company and approved by the Committee before grants are made under the Program. The Committee shall approve or modify the proposed schedule which will contain various levels of performance and corresponding Performance Unit values.

G.   At the end of a Performance Period, the Committee shall review actual performance and determine the Award payouts, if any.

H.   In the event of a Participant’s Termination of Employment prior to the satisfaction of conditions related to outstanding Performance Unit Awards for reasons other than discharge or resignation, the Participant, or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive a pro-rata distribution of outstanding Performance Unit Awards. In the event of Termination of Employment due to resignation or discharge, all Awards will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Units, subject to the discretion of the Committee.

VII. PERFORMANCE AWARDS

A.   Performance Awards Granted to Designated Participants

If the Committee determines that an award of Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units to be granted to a Participant should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting and/or settlement of such award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Article VII.A.

   1.   Performance Goals Generally. The performance goals for such awards (“Performance Awards”) shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Article VII.A. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

   2.   Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (9) total stockholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index.

   3.   Performance Period; Timing for Established Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

   4.   Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Common Stock or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Participant in respect of a Performance Award subject to this Article VII.A. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

B.   Written Determination

All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Article VII.A. shall be made in writing in the case of any award intended to qualify under Section 162(m) of the Code.

VIII. RESTRICTED STOCK UNITS

A.   Grant of Restricted Stock Units

Following the selection of Participants who will receive an award of Restricted Stock Units, the Committee shall inform each such Participant of the number of Restricted Stock Units granted to the Participant and the terms and applicable conditions of the Restricted Stock Unit Award.

B.   Other Terms and Conditions

Restricted Stock Unit Awards will provide for the delivery of the number of shares of Common Stock equivalent to the number of Restricted Stock Units at the time and subject to the terms and conditions set forth by the Committee. Delivery of shares of Common Stock pursuant to the Restricted Stock Unit Awards will occur upon expiration of the deferral period specified by the Committee. In addition, Restricted Stock Unit Awards shall be subject to such restrictions, including forfeiture conditions, as the Committee may impose. Prior to distribution of shares of Common Stock under a Restricted Stock Unit Award, the Participant shall have no rights as a shareholder with respect to the shares subject to the Award.

C.   Restricted Stock Unit Award Agreement

Each Restricted Stock Unit Award shall be evidenced by a Restricted Stock Unit Award Agreement in such form and containing such terms and conditions, not inconsistent with the provisions of the Program, as the Committee from time to time shall approve.

D.   Termination of Employment

In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to an outstanding Restricted Stock Unit Award for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from the Restricted Stock Unit Award a pro rata number of shares with respect to the Restricted Stock Unit Award, or such other portion of the Restricted Stock Unit Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock Units held by the Participant shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock Units, subject to the discretion of the Committee to release restrictions and deliver shares in respect of all or any part of an Award, or unless otherwise stated in the Restricted Stock Unit Award Agreement.

IX. GENERAL PROVISIONS

A.   Amendment and Termination of Program

The Board may, at any time and from time to time, suspend or terminate the Program in whole or amend it from time to time in such respects as the Board may deem appropriate; provided, however, that, without the consent of an affected Participant, no amendment, suspension, or termination of the Program may adversely affect the rights of such Participant under any Award theretofore granted to him or her.

B.   Government and Other Regulations

   The right of the Company to issue Awards under the Program shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

C.   Other Compensation Plans and Programs

   The Program shall not be deemed to preclude the implementation by the Company of other compensation plans or programs which may be in effect from time to time.

D.   Miscellaneous Provisions

1.   No Right to Continue Employment: Nothing in the Program or in any Award confers upon any Participant the right to continue in the employ of the Company or interferes with or restricts in any way the rights of the Company to discharge any Participant at any time for any reason whatsoever, with or without cause.

2.   Non-Transferability: Except as otherwise determined by the Committee and set forth in the applicable Award agreement, prior to being earned under Articles III, IV, or VI, being exercised under Article V, or having shares distributed under Article VIII, no right or interest of any Participant in any Award under the Program shall be (a) assignable or transferable, except by will or the laws of descent and distribution or a valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee, or (b) liable for, or subject to, any lien, obligation or liability, except to the extent that Non-Qualified Stock Options may be pledged as security in a margin account for their exercise.

3.   Designation of Beneficiary: A Participant, in accordance with procedures established by the Committee, may designate a person or persons to receive, in the event of the Participant’s death, (a) any payments with respect to which the Participant would then be entitled, and (b) the right to continue to participate in the Program to the extent of such Participant’s outstanding Awards. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing.

4.   Withholding Taxes: The Company may require a payment from a Participant to cover applicable withholding for income and employment taxes. The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

5.   Program Expenses: Any expenses of administering the Program shall be borne by the Company.

6.   Construction of Program: The interpretation of the Program and the application of any rules implemented hereunder shall be determined solely in accordance with the laws of the State of New York.

7.   Unfunded Program: The Program shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Awards. Any liability of the Company to any person with respect to an Award under this Program shall be based solely upon any obligations which may be created by this Program. No such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

8.   Benefit Plan Computations: Except as otherwise determined by the Company, any benefits received or amounts paid to a Participant with respect to any Award granted under the Program shall not have any effect on the level of benefits provided to or received by any Participant, or the Participant’s estate or beneficiary, as part of any employee benefit plan (other than the Program) of the Company.

9.   Pronouns, Singular and Plural: The masculine maybe read as feminine, the singular as plural and the plural as singular as necessary to give effect to the Program.

E.   Effective Dates

The amendment and restatement of the Program will become effective on approval by the Board of the Company, subject to shareholder approval. All outstanding Awards shall remain in effect until all outstanding awards have been earned, have been exercised or repurchased, have expired or have been cancelled.

F.   Section 409A

It is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

ADDENDUM FOR FRENCH STOCK OPTIONS

The following additional provisions constitute the 2002 French Stock Option Addendum (the “French Addendum”).

A.   Purpose of the French Addendum

The Committee has prescribed these additional provisions to the Program to permit French Participants to be granted French Options under the Program and only modify the Program as it relates to French Options granted under the Program to French Participants. These provisions apply to French Participants notwithstanding any other provisions of the Program, and do not apply to or modify the Program in respect of any other Participants.

The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.

B.   Definitions

1.   When used in this French Addendum, the following terms shall have the meanings set forth below:

“Award” (or “stock option”) shall mean a French Option granted under the terms of the French Addendum and the Program.

“Cause” shall mean:

a.	conviction of the French Participant of a felony involving moral turpitude or dishonesty;

b.
the French Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) wilful misconduct; provided, however, that any act or failure to act by the French Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the French Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the French Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or

c.	the French Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.

   “Company” shall mean XL Capital Ltd, a Cayman Islands corporation.

   “French Option” shall mean a right to acquire stock granted under this French Addendum.

“French Participant” shall mean an employee of a Group Company to whom a subsisting French Option has been granted under this French Addendum, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “French Participant”.

“Group Company” shall mean XL Capital Ltd, a Cayman Islands corporation or any other entity in which XL Capital Ltd owns 20% or more of the ordinary voting power or equity.

“Market Value” shall mean on any day the market value of a share as derived from the closing price of the Company’s Common Stock on the composite tape of the New York Stock Exchange, and any reference to “Fair Market Value” in the other provisions of the Program shall be construed as though it were a reference to “Market Value” for the purposes of grants under this French Addendum.

“Trading Day” shall mean any day that the New York Stock Exchange is open for business.

2.   The following definitions in Article I Paragraph B of the Program shall not apply to this French Addendum:

“Incentive Stock Option”
 “Nonstatutory Stock Option”
 “Performance Goal”
 “Performance Period”
 “Performance Shares”
 “Performance Unit”
 “Restricted Stock”
 “Restricted Stock Unit”
“Stock Appreciation Rights” or “SARs”

C.   Provisions relating to performance shares, restricted stock, restricted stock units, performance unit awards and performance awards

Articles III, IV, VI, VII, and VIII of the Program shall not apply to French Options.

D.   Participation

1.   French Options may be granted to any employee including “PDG” and managers “mandataires sociaux”.

2.   No French Options may be granted to consultants who do not have a work contract with the Company.

3.   No French Options may be granted to an Administrator or member of the Conseil de Surveillance, who does not have a work contract with the Company.

4.   No French Options may be granted to any employee who, at the date of grant, holds shares representing 10% or more of the issued share capital of XL Capital Ltd.

E.   Price

1.   The option price per share of French Options shall not be less than:

a.	for French Options relating to newly issued shares of Common Stock, the higher of:

	i.	100 percent of the Market Value of a share of Common Stock on the date of grant; and

ii.
80 per cent of the average of the middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the 20 consecutive Trading Days preceding the date of grant of such option.

b.	for French Options relating to shares of Common Stock purchased by the Company, the higher of:

	i.	80 per cent of the average purchase price of a share of Common Stock purchased by the Company; and

ii.
 80 per cent of the average middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the 20 consecutive Trading Days preceding the date of grant of such option.

2.   The option price of a French Option shall be determined and fixed at the date of grant and may be adjusted only upon the occurrence of any of the events specified under the French Code of Commerce (section L. 225-181) in accordance with French law.

F.   Date of grant

No French Option may be granted:

1.   during the 20 consecutive Trading Days after the payment of a dividend;

2.   during the 20 consecutive Trading Days after an increase of capital reserved to the shareholders;

3.   during the 10 consecutive Trading Days preceding the date of publication of the consolidated accounts or any annual financial statements of the Company;

4.   during the 10 consecutive Trading Days following the date of publication of the consolidated accounts or any annual financial statements of the Company;

5.   during the period starting on any date on which the corporate management of the Company is aware of unpublished price-sensitive information and ending 10 Trading Days after the publication of such information;

G.   Exercise following death of French Participant

The heirs of a deceased French Participant may exercise the French Option during the period of six months following the date of death. The French Option may not be assigned or transferred in any other circumstances, and any purported transfer, assignment, or charge shall cause the French Option to lapse forthwith.

H.   Disposal of shares

Any disposal of Common Stock by a French Participant less than four years after the date of grant, and regardless of whether he has left employment with the Company, shall be accompanied by a notice of disposal sent by the French Participant to his employing company or former employing company within one week of the disposal.

I.   Lapse of French Options

French Options granted under this French Addendum shall lapse upon the first of the following events to occur:

1.	the tenth anniversary of the date of grant of the French Option;

2.	the third anniversary of the Retirement or Disability of the French Participant;

3.	six months following the death of the French Participant;

4.
unless otherwise provided in an Employment Agreement between the French Participant and the Company, the third anniversary of the termination of the French Participant’s employment by the Company not for Cause within two years following a Change of Control (the “Post-Change Period”);

5.	ninety days following termination of the French Participant’s employment by the Company not for Cause outside a Post-Change Period;

6.	the last date of employment of the French Participant if employment is terminated by the Company for Cause;

7.	the French Participant being adjudicated bankrupt; or

8.	thirty days after the last date of employment of the French Participant if employment terminates other than as set forth above in this paragraph.

J.   Exercise of French Options

1.	Article V, Paragraphs A.1, A.2, A.3 and A.6 of the Program shall not apply.

2.
Subject to the time limits in Paragraph I above, the French Options shall become exercisable according to the vesting schedule detailed in the French Participant’s stock option agreement; provided, however, that the option shall be immediately exercisable in full in the event of a Change of Control or upon termination of the French Participant’s employment due to death or Disability.

3.
 The French Option may be exercisable in whole or in part by the French Participant giving written notice of exercise to the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the French Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full of the option price.

4.
When a French Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole French Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.

5.
The French Participant may exercise his French Option at any time after the French Option becomes exercisable in accordance with Subparagraph 2 of this Paragraph J and before the French Option lapses for any reason stated in Paragraph I of this French Addendum.

2002 ITALIAN STOCK OPTION ADDENDUM

The following additional provisions constitute the 2002 Italian Stock Option Addendum (the “Italian Addendum”).

A.   Purpose of the Italian Addendum

The Committee has prescribed these additional provisions to the Program to permit Italian Participants to be granted Italian Options under the Program and only modify the Program as it relates to Italian Options granted under the Program to Italian Participants. These provisions apply to Italian Participants notwithstanding any other provisions of the Program, and do not apply to or modify the Program in respect of any other Participants.

The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.

B.   Definitions

1.   When used in this Italian Addendum, the following terms shall have the meanings set forth below:

“Award” shall mean an Italian Option granted under the terms of the Italian Addendum and the Program.

“Cause” shall mean:

       a.   conviction of the Italian Participant of a felony involving moral turpitude or dishonesty;

       b.   the Italian Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) wilful misconduct; provided, however, that any act or failure to act by the Italian Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the Italian Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the Italian Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or

       c.   the Italian Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.

“Date of Offer” shall mean the date of the meeting during which the Committee resolves to grant Italian Options pursuant to Article II, Paragraph B of the Program.

“Fair Market Value” shall mean on any day the market value of a share as derived from the closing price of the Company’s Common Stock on the composite tape of the New York Stock Exchange.

“Italian Option” shall mean a right to acquire stock granted under this Italian Addendum.

“Italian Participant” shall mean an Italian resident employee of the Company to whom a subsisting Italian Option has been granted under this Italian Addendum, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “Italian Participant”.

2.   The following definitions in Article I Paragraph B of the Program shall not apply to this Italian Addendum:

       “Incentive Stock Option”
       “Nonstatutory Stock Option”
       “Performance Goal”
       “Performance Period”
       “Performance Shares”
       “Performance Unit”
       “Restricted Stock”
       “Restricted Stock Units”
       “Stock Appreciation Rights” or “SARs”

C.   Provisions relating to performance shares, restricted stock, restricted stock units performance unit awards and performance awards

Articles III, IV, VI, VII, and VIII of the Program shall not apply to Italian Options.

D.   Participation

1.   Italian Options may be granted to any Italian resident employee of the Company save for the exceptions listed in sub-paragraph 2 and 3 of this paragraph D.

2.   No Italian Options may be granted to any person who is not an employee of the Company.

3.   No Italian Options may be granted to any employee who, at the date of grant, holds either:

       a.   shares representing 10% or more of the issued share capital of XL Capital Ltd; or,

       b.   10% or more of the voting rights exercisable in the ordinary general shareholders’ meeting.

E.   Price

1.   The option price per share of Italian Options shall be:

           a.   for Italian Options relating to newly issued shares of Common Stock, not less than 100 per cent of the Fair Market Value of a share of Common Stock on the date of grant; and

       b.   for Italian Options relating to shares of Common Stock purchased by the Company, not less than the nominal value of a Share provided that such option price shall not be less than the average of the middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the period commencing on the same date as the Date of Offer in the previous calendar month (or in the event that such date does not exist, the last day of that preceding calendar month) and ending on the Date of Offer of such Italian Option.

F.   Exercise following death of Italian Participant

Italian Options may be assigned or otherwise transferred only in the following circumstances:

1.	by will or the laws of descent and distribution; or

2.	by valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee.

G.   Lapse of Italian Options

Italian Options granted under this Italian Addendum shall lapse upon the first of the following events to occur:

1.	the tenth anniversary of the date of grant of the Italian Option;

2.	the third anniversary of the Retirement or Disability of the Italian Participant;

3.	six months following the death of the Italian Participant;

4.
unless otherwise provided in an Employment Agreement between the Italian Participant and the Company, the third anniversary of the termination of the Italian Participant’s employment by the Company not for Cause within two years following a Change of Control (the “Post-Change Period”);

5.	ninety days following termination of the Italian Participant’s employment by the Company not for Cause outside a Post-Change Period;

6.	the last date of employment of the Italian Participant if employment is terminated by the Company for Cause;

7.	the Italian Participant being adjudicated bankrupt; or

8.	thirty days after the last date of employment of the Italian Participant if employment terminates other than as set forth above in this paragraph.

H.   Exercise of Italian Options

1.	Article V, Paragraphs A.1, A.2, A.3 and A.6 of the Program shall not apply.

2.	Subject to the time limits in Paragraph G above, the Italian Options shall become exercisable according to the vesting schedule detailed in the Italian Participant’s stock option agreement; provided, however, that the option shall be immediately exercisable in full in the event of a Change of Control or upon termination of the Italian Participant’s employment due to death or Disability.

3.
The Italian Option maybe exercisable in whole or in part by the Italian Participant giving written notice of exercise to the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the Italian Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full to the Company of the option price.

4.
When an Italian Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Italian Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.

5.
The Italian Participant may exercise his Italian Option at any time after the Italian Option becomes exercisable in accordance with Subparagraph 2 of this Paragraph H and before the Italian Option lapses for any reason stated in Paragraph G of this Italian Addendum.

ADDITIONAL PROVISIONS FOR UK PARTICIPANTS

The following additional provisions constitute the 2002 UK Approved Stock Option Appendix (the “UK Subplan”) for UK Participants.

A.   Purpose of the UK Subplan

The Committee has prescribed these additional provisions to the Program to permit UK Participants to be granted Approved Options under the Program. These provisions are to be read as a continuation of the Program and only modify the Program as it relates to Approved Options granted under the Program to UK Participants. These provisions do not apply to or modify the Program in respect of any other Participants.

The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.

In the event of any conflict between the terms of the Program and the UK Subplan, the terms of the UK Subplan will take precedence insofar as Approved Options granted to UK Eligible Employees are concerned.

B.   Definitions

1.   When used in this UK Subplan, the following additional terms shall have the meanings set forth below:

“Approved Option” shall mean a right to acquire Common Stock granted under this UK Subplan to a UK Participant while this UK Subplan is approved by the UK Inland Revenue under the Taxes Act.

“Associated Company” in relation to the Company shall have the meaning given by s416 of the Taxes Act.

“Cause” shall mean:

a.	conviction of the UK Participant of a felony involving moral turpitude or dishonesty;

b.
the UK Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) wilful misconduct; provided, however, that any act or failure to act by the UK Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the UK Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the UK Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or

c.	the UK Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.

“Control” shall have the meaning given by section 840 of the Taxes Act.

“Eligible Employee” shall mean:

a.	any full-time director employed by a Participating Company and required to devote not less than 25 hours per week to his duties (excluding meal breaks); or

b.	any other employee of a Participating Company

provided that the director or employee is not precluded by paragraph 8 of Schedule 9 (material interest in a close company) from participating in this UK Subplan.

“Exchange Rate” shall mean, on any day it falls to be calculated, the closing mid-point of the pound/dollar exchange rate quoted in the Financial Times on that day.

“Group Company” shall mean:

    a.   the Company; or

    b.   any company under the Control of the Company.

“Participating Company” shall mean any Group Company which is permitted by the Inland Revenue to participate in the Program and which is designated by the Committee as a Participating Company or a jointly owned company for which the prior consent of the Inland Revenue has been obtained provided that if any jointly owned company which has been nominated as a Participating Company ceases to satisfy the necessary Inland Revenue requirements (unless as a consequence of such cessation if becomes under the control of the Company) it shall forthwith cease to be a Participating Company.

“Schedule 9” shall mean Schedule 9 to the Taxes Act.

“Taxes Act’ ‘shall mean the Income and Corporation Taxes Act 1988.

“UK Subplan” shall mean the 2002 UK Approved Stock Option Appendix, as amended from time to time.

2.   When used in this UK Subplan, the following terms in Article I, Provision B shall be modified as set forth below in relation to Approved Options only:

“Award” shall mean Approved Options granted under the terms of the Program and the UK Subplan.

“Common Stock” shall mean the Class A ordinary shares of the Company, par value of $0.01 per share, which satisfy the requirements of paragraph 10-14 of Schedule 9, and may be either stock previously authorized but unissued, or stock acquired by the Company.

“Company” shall mean XL Capital Ltd, a Cayman Islands corporation.

“Market Value” shall mean in respect of a share comprised in an Approved Option:

a.	On any day, the market value of a share as derived from the mid-market price of the Company’s Common Stock on the composite tape of the New York Stock Exchange; or

b.
If the shares are not for the time being fully quoted on the New York Stock Exchange or the Daily Official List of the London Stock Exchange, the value of a share over which such Approved Option is granted as determined by the Committee as at the date of grant and having regard to the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Inland Revenue Shares Valuation Division. Any reference to “Fair Market Value” in the other provisions of the Program shall be construed as though it were a reference to “Market Value” for the purposes of grants under this UK Subplan.

“UK Participant” shall mean an Eligible Employee to whom a subsisting Approved Option has been granted under this UK Subplan, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “UK Participant”.

3.   Terms and expressions not defined in this Paragraph B have the same meaning as in section 185 and Schedule 9 of the Taxes Act, where appropriate.

4.   References to any statutory provision are to that provision as amended or re-enacted from time to time.

5.   All references in the Program to Stock Appreciation Rights and Incentive Stock Options shall not apply for the purposes of options granted under this UK Subplan.

C.   Administration

1.   Article II, Paragraph A of the Program shall be modified by the addition of the following words “No amendment to the UK Subplan or to this Program in so far as it applies to Approved Options shall become effective unless and until it is approved by the UK Inland Revenue. No Approved Options may be granted unless and until the UK Subplan is approved by the UK Inland Revenue.”

2.   The rights and obligations of an option holder under the terms of his contract of employment are not affected by his participation in this UK Subplan.

D.   Adjustments to share capital

1.   Article II, Paragraph D shall be amended by the deletion of the words “stock splits in the capitalization of the Company” and replaced by the following “any capitalization (other than a scrip issue), rights issue, consolidation, subdivision, reduction or other variation of the share capital of the Company”.

2.   Article II, Paragraph D shall be amended by the deletion of the last two sentences beginning “Also, in instances . . . .” and finishing “. . . . proper effect to such an event”.

3.   Article II, Paragraph D of the Program shall be modified so that after the words “outstanding stock options shall be similarly adjusted”, the following words are inserted:

   a.   the aggregate amount payable on the exercise of an Approved Option in full is not increased;

   b.   no adjustment shall be made without the prior approval of the Inland Revenue; and

   c.   following the adjustment the shares of Common Stock continue to satisfy the conditions specified in paragraph 10-14 inclusive of Schedule 9.”

E.   Provisions relating to performance shares, restricted stock, restricted stock units, performance unit awards and performance awards

Articles II Paragraph F, III, IV, VI, VII, VIII, and IX Paragraph D.4 of the Program shall not apply to Approved Options.

F.   Grant of Approved Options

1.   Approved Options granted to Eligible Employees chosen to participate may be granted by deed. A single deed of grant may be executed in favor of any number of Eligible Employees.

2.   The first sentence of Article V, Paragraph A.1 shall be deleted and replaced with the following words;

“All Approved Options granted to UK Participants under this UK Subplan shall be evidenced by option certificates stating:

   a.   the date of grant of the Approved Option;

   b.   the number and class of shares over which the Approved Option is granted;

   c.   the option price payable for each share;

   d.   any condition as to exercise imposed in accordance with Paragraph F.3 below.”

3.   The exercise of an Approved Option may be conditional upon the satisfaction of objective corporate performance condition(s) imposed by the Committee at the date of grant. Any such performance conditions shall be deemed waived in the event of a Change of Control, or termination of employment by reason of death or Disability.

G.   Price

   Article V, Paragraph A.1 shall be modified by the addition of the following words;

   “The option price per share of Approved Options shall not be less than 100 per cent of the Market Value of a share of Common Stock on the date of grant.”

H.   Period

Article V, Paragraph A.2 shall be modified so that after the words “an ISO” the words “or an Approved Option” shall be inserted.

I.   Time of Exercise

Article V, Paragraph A.3 shall be deleted and replaced with the following words;

“Time of Exercise: Subject to the time limit in Article V, Paragraph A.2, one-third of the Approved Options shall become exercisable on each of the first three anniversaries of the date of grant; provided, however, that the option shall be immediately exercisable in full in the event of a Change of Control or upon termination of the UK Participant’s employment due to his or her death or Disability.

J.   Payment

Article V, Paragraphs A.5.b and A.5.c shall be deleted and replaced with a new paragraph A.5.b as follows;

“by arrangements with the Company, which arrangements shall have been approved in advance by the UK Inland Revenue.’

K.   Limit on value of Approved Options held

The following new paragraph shall be inserted after Article V, Paragraph A.6;

“Special Rule for Approved Options; notwithstanding any other provision of the Program, the aggregate Market Value of the shares of Common Stock, determined at the relevant grant dates (converted to pounds sterling at the Exchange Rate on the relevant dates of grant), which the UK Participant may acquire on the exercise in full of all unexercised Approved Options then held by him under this UK Subplan and any other Inland Revenue approved discretionary share option plan adopted by the Company and any Associated Company, shall not exceed GB£30,000 or such other amount as shall from time to time be specified in paragraph 28 of Schedule 9.”

L.   Lapse of Approved Options

Article V, Paragraph A.8 shall be replaced by the following new paragraph;

1.   Approved Options granted under this UK Subplan shall lapse upon the first of the following events to occur:

a.	the tenth anniversary of the date of grant of the Approved Option;

b.	the third anniversary of the Retirement or Disability of the UK Participant;

c.	the first anniversary of the death of the UK Participant;

d.
unless otherwise provided in an Employment Agreement between the UK Participant and the Company, the third anniversary of the termination of the UK Participant’s employment by the Company not for Cause within two years following a Change of Control (the “Post-Change Period”);

e.	ninety days following termination of the UK Participant’s employment by the Company not for Cause outside a Post-Change Period;

f.	the last date of employment of the UK Participant if employment is terminated by the Company for Cause;

g.	the UK Participant being adjudicated bankrupt; or

h.	thirty days after the last date of employment of the UK Participant if employment terminates other than as set forth in this paragraph.

M.   Exercise of Approved Options

1.   No Approved Option may be exercised by an individual at any time when he is precluded by paragraph 8 of Schedule 9 (material interest in a close company within the preceding 12 months) from participating in this UK Subplan.

2.   No Approved Option may be exercised at any time when the shares which may be thereby acquired do not satisfy the conditions specified in paragraphs 10 - 14 of Schedule 9.

3.   The Approved Option maybe exercisable in whole or in part by the UK Participant giving notice of exercise the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the Approved Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full to the Company of the option price.

4.   Shares of Common Stock shall be allotted and issued pursuant to a notice of exercise within 30 days of the date of exercise and a definitive share certificate issued to the option holder in respect thereof. Save for any rights determined by reference to a date preceding the date of allotment, such shares of Common Stock shall rank pari passu with the other shares of the same class in issue at the date of allotment.

5.   When an Approved Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Approved Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.

6.   The Approved Option maybe exercised by the personal representatives of a deceased UK Participant during the period of one year following the date of death. The Approved Option may not be assigned or transferred in any other circumstances, and any purported transfer, assignment, or charge shall cause the Approved Option to lapse forthwith.

7.   The UK Participant may exercise his Approved Option at any time after the Approved Option becomes exercisable in accordance with Paragraph I above and before the Approved Option lapses for any reason stated in Paragraph L of this UK Subplan.

N.   Effective dates

In relation to Approved Options, Article VIII Paragraph E shall be modified so that after the words “shareholder approval” the words “and the approval of the UK Inland Revenue to the UK Subplan” shall be inserted.

O.   Exchange of Approved Options on a takeover

1.   If any company (“the Acquiring Company”) obtains Control of the Company within the circumstances specified in paragraph 15(1) of Schedule 9 to the Taxes Act, any UK Participant may, by agreement with the Acquiring Company at any time within the period specified in paragraph 15(2) of that Schedule 9, release his Approved Option (“the Old Option”) in consideration of the grant to him of a new approved option (“the New Option”) which is equivalent to the Old Option (by virtue of satisfying the requirements of paragraph 15(3) of Schedule 9 of the Taxes Act) but relates to stock in a different company (whether the Acquiring Company itself or another company within its group).

2.   Where any New Options are granted pursuant to Paragraph O.1 above they shall be regarded for the purposes of the subsequent application of the provisions of this UK Subplan as having been granted at the time when the corresponding Old Options were granted and, with effect from the date on which the New Options are granted:

a.	save for the definitions of “Participating Company” and “Group Company” in Paragraph B of this UK Subplan, references to “the Company” (including the definition in Paragraph B of this Subplan) shall be construed as being references to the Acquiring Company or such other company to whose stock the New Options relate; and

b.	references to “Common Stock” (including the definition in Paragraph B of this Subplan) shall be construed as being references to stock in the Acquiring Company or stock in such other company to which the New Options relate but references to Participating Company shall continue to be construed as if references to the Company were references to XL Capital Ltd.

2005 Annual General Meeting April 29, 2005 Hamilton, Bermuda

PROXY	SEE REVERSE SIDE
Simply complete, sign and date your Card and return it in the postage-paid envelope.

TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

Please mark your vote as indicated in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

	For all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees	2. To ratify the appointment of PricewaterhouseCoopers LLP, New York, New York to act as the Independent Auditors of the Company for the fiscal year ending December 31, 2005; and	FOR [_]	AGAINST [_]	ABSTAIN [_]
1. To elect the following four Nominees
as Class I Directors to hold office until 2008:
(1) Michael P. Esposito, Jr.	[_]	[_]
(2) Robert R. Glauber			3. To approve the amendment and restatement of the Company’s 1991 Performance Incentive Program.	FOR [_]	AGAINST [_]	ABSTAIN [_]
(3) Cyril Rance
(4) Ellen E. Thrower

INSTRUCTION: To withhold authority to vote for any nominee listed, write that nominee’s name in the space provided below: ______________________________________________________

DATE: ______________________________ , 2005
______________________________
______________________________
Signatures(s)
IMPORTANT: Please sign exactly as your name(s) appear(s) hereon. If you are acting as attorney-in-fact, corporate officer, or in a fiduciary capacity, please indicate the capacity in which you are signing.

XL CAPITAL LTD VOTING INSTRUCTION FORM FOR CLASS A ORDINARY SHARES OF XL CAPITAL LTD HELD BY PARTICIPANTS IN THE XL AMERICA EMPLOYEE SAVINGS PLAN

The Trustee for the above mentioned plan is hereby directed to vote, as indicated on the reverse side of this Voting Instruction Form (VIF), in person or by proxy, all of the Class A Ordinary Shares of XL Capital Ltd allocated to the undersigned’s account at the 2005 Annual Meeting of XL Capital Ltd to be held on Friday, April 29, 2005 and at any adjournment(s) thereof, in accordance with the instructions on the reverse side. Receipt of notice of the meeting and Proxy Statement is hereby acknowledged. The undersigned understands that this VIF, properly completed, must be received no later than 5:00 p.m., Eastern time, on April 28, 2005 in order for the shares to be voted in accordance with the instructions set forth on the reverse side. The undersigned also understands that, by signing, dating and returning this VIF, the Trustee or proxies will vote on each proposal for which voting instructions are not provided and in the discretion of the Trustee or proxies on all matters that may properly come before the Annual General Meeting. The undersigned further understands that the Trustee intends to vote or grant proxies with respect to all uninstructed shares held under the Plan in the same proportion as the shares of all Plan participants who have timely delivered properly executed voting instructions, unless otherwise required by law.

UNDER THE TERMS OF THE PLAN, THE TRUSTEE WILL HOLD YOUR VOTING INSTRUCTION IN CONFIDENCE.
(Continued, and to be marked, dated and signed, on the other side

2005 Annual General Meeting April 29, 2005 Hamilton, Bermuda

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE	INTERNET	MAIL
This method is available for	Visit the Internet website at	Simply complete, sign and date
residents of the U.S. and Canada.	http://proxy.georgeson.com.	your Proxy Card and return it in the
On a touch tone telephone, call	Enter the COMPANY NUMBER	postage-paid envelope. If you are
TOLL FREE 1-800-786-5337, 24	and CONTROL NUMBER shown	delivering your proxy by telephone
hours a day, 7 days a week.You will	below and follow the instructions on	or the Internet, please do not mail
be asked to enter ONLY the	your screen. Available until 5 p.m.	your Proxy Card.
CONTROL NUMBER shown	Eastern Time on Thursday,
below. Have your Proxy Card	April 28, 2005.
ready, then follow the pre-recorded
instructions. Available until 5 p.m.
Eastern Time on Thursday, April
28, 2005.

COMPANY NUMBER	CONTROL NUMBER

TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

Please mark your vote as indicated in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	To elect the following four Nominees as Class I	FOR all nominees	WITHHOLD
	Directors to hold office until 2008:	listed (except as	AUTHORITY
		marked to the	to vote for all
	(1) Michael P. Esposito, Jr.	contrary)	nominees
(2) Robert R. Glauber
	(3) Cyril Rance	[ ]	[ ]
(4) Ellen E. Thrower

INSTRUCTION: To withhold authority to vote for any nominee listed, write that nominee’s name in the space provided below: __________________________________________________________

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of PricewaterhouseCoopers	[ ]	[ ]	[ ]
LLP, New York, New York to act as the Independent
Auditors of the Company for the fiscal year ending
December 31, 2005; and

3. To approve the amendment and restatement of the	FOR	AGAINST	ABSTAIN
Company’s 1991 Performance Incentive Program.	[ ]	[ ]	[ ]

DATE:
_____________________________________, 2005

__________________________________________

__________________________________________
SIGNATURE(S)
IMPORTANT: Please sign exactly as your name(s)
appear(s) hereon. If you are acting as attorney-in-fact,
corporate officer, or in a fiduciary capacity, please
indicate the capacity in which you are signing.

PLEASE DETACH PROXY CARD HERE

XL CAPITAL LTD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Class A Ordinary Shares of XL Capital Ltd hereby appoints Brian M. O’Hara or, failing him, Kirstin Romann Gould to be its proxy and to vote for the undersigned on all matters arising at the meeting or any adjournment thereof and to represent the undersigned at the Annual General Meeting of Holders of Class A Ordinary Shares or any adjournments thereof of XL Capital Ltd to be held on April 29, 2005 in Hamilton, Bermuda.

THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF NO INSTRUCTION IS GIVEN,THE SHARES WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED.THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

(Continued, and to be marked, dated and signed, on the other side)

SEE REVERSE SIDE